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                               EMCOR GROUP, INC.
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EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING

To the Stockholders of EMCOR Group, Inc.

     The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York, on Wednesday, June 20, 2007 at 10:00 A.M. (local time) for the following purposes:

1.	To elect seven directors to serve until the next annual meeting and until their successors are duly elected and qualified.

2.	To approve the adoption of the 2007 Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for 2007.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 24, 2007 as the record date for determination of Stockholders entitled to receive notice of, and to vote at, our Annual Meeting and any adjournment thereof.

     Your attention is respectfully directed to the accompanying Proxy Statement. Whether or not you expect to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Sheldon I. Cammaker Corporate Secretary

Norwalk, Connecticut
April 30, 2007

EMCOR GROUP, INC.

PROXY STATEMENT

2007 Annual Meeting of Stockholders to be Held June 20, 2007

     The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation, which we refer to as “we”, “us”, the “Company” or “EMCOR”, for use at our Annual Meeting of Stockholders, which we refer to as the “Annual Meeting”, to be held at 10:00 A.M. (local time) on Wednesday, June 20, 2007 in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to our Corporate Secretary stating that the proxy is revoked, by duly executing a proxy bearing a later date and presenting it to our Corporate Secretary, or by attending our Annual Meeting and voting in person. Unless otherwise specified, the proxies from holders of our Common Stock, par value $.01 per share, which we refer to as “Common Stock”, will be voted in favor of each proposal set forth in the Notice of Annual Meeting.

     As of April 24, 2007, we had outstanding 31,889,348 shares of Common Stock. Only Stockholders of record of Common Stock at the close of business on April 24, 2007, which we refer to as the “Record Date”, are entitled to notice of, and to vote at, the Annual Meeting. Each share of our Common Stock entitles the holder to one vote at our Annual Meeting. The mailing address of our principal executive offices is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to Stockholders is April 30, 2007.

     Our Common Stock was our only voting security outstanding and entitled to vote on the Record Date. The holders of record of a majority of our outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at our Annual Meeting. Assuming the presence of a quorum at our Annual Meeting, the affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is necessary for the election of our directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is required for approval of the adoption of the 2007 Incentive Plan and for ratification of the appointment of independent auditors to audit our accounts and the accounts of our subsidiaries. In addition, New York Stock Exchange rules also require that the total votes cast regarding the 2007 Incentive Plan represent over 50% of all outstanding shares. With respect to an abstention from voting on any matter and broker “non-votes,” the shares will be considered present and entitled to vote at our Annual Meeting for purposes of determining a quorum. Abstentions will have the effect of a vote against each proposal brought before the meeting, but will not have an effect on the election of directors. A broker “non-vote” occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal. Accordingly, broker “non-votes” will be disregarded and will have no effect on the outcome of the vote on that proposal except to the extent broker “non-votes” cause less than a majority of votes to be cast on the 2007 Incentive Plan proposal.

CORPORATE GOVERNANCE

     We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board”, and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our Stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

     Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee”, regularly reviews corporate governance developments and makes recommendations to our Board with respect to suggested modifications to our Corporate Governance Guidelines.

     Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available at our website at www.emcorgroup.com. To be considered independent our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that six of our seven directors, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee”, the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee”, and the Corporate Governance Committee of our Board are “independent”, as defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These six directors are: Stephen W. Bershad, David A. B. Brown, Larry J. Bump, Albert Fried, Jr., Richard F. Hamm, Jr. and Michael T. Yonker. The seventh director, Frank T. MacInnis, is Chairman of our Board and our Chief Executive Officer.

     Executive Sessions of the Board. At the beginning of each regularly scheduled meeting of the Board, non-management directors meet without any Company representatives present. The chairpersons of the Audit Committee, Compensation Committee, and Corporate Governance Committee rotate presiding over those executive sessions.

     Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of the charter of each committee is available on our Company’s website at www.emcorgroup.com and may also be obtained by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

     Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and senior financial officers which imposes additional ethical obligations upon them.

     Stockholder Communications. Stockholders and other interested persons may communicate with members of our Board as a group, or with one or more members of our Board (including non-management directors as a group), by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. In addition, communications may be sent to our non-management directors as a group by e-mail to nonmanagementdirectors@emcorgroup.com or to the entire Board by e-mail to alldirectors@emcorgroup.com.

     Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $60,000 or more be approved in advance by our Board or a committee of our Board if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:

  an executive officer;
  a director;
  a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder”;
  an immediate family member of an executive officer, director or Significant Holder; or
  an entity which is owned or controlled by one of the above persons or in which one of the above persons has a substantial ownership interest.

     We refer to each of the foregoing as “Related Party”.

     The member of the Board who or whose immediate family member has an interest in the transaction may not participate in the Board approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to the Chairman of our Audit Committee and our general counsel who is to communicate such information to our Board for its consideration. No such transaction is to be approved unless it is determined that the transaction is in, or is not inconsistent with, our best interests and the best interests of our Stockholders.

     However, if the transaction principally involves the provision of products and services by one of our subsidiaries in the ordinary course of its business to a Significant Holder, an immediate family member of a Significant Holder, or an entity owned or controlled by a Significant Holder or in which a Significant Holder or an immediate family member of a Significant Holder has a substantial ownership interest, the transaction does not need to be approved by the Board or a Board committee.

     In order to ensure that all material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party transactions between such individuals and the Company other than those previously disclosed to the Company.

     During the period from January 1, 2006 and ending April 24, 2007, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and in which any Related Party had or will have a direct or indirect material interest.

     Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and senior financial officers, and other corporate governance materials may be obtained at our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2006, our Board met seven times, and committees of our Board held an aggregate of twelve meetings. Each director attended all of the meetings of our Board and committees on which he served during 2006. As provided in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders, and all directors attended the 2006 annual meeting of stockholders.

     Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:

     The Audit Committee, established in accordance with the Rules of the Securities Exchange Act of 1934, is comprised of Messrs. Bershad, Brown, Bump and Hamm. Among other things, it is responsible for:

  engaging (subject to ratification by Stockholders), overseeing, and discharging, our independent auditors;

  setting our independent auditors’ fees;
  reviewing the scope and audit procedures of our independent auditors;
  approving audit and permitted non-audit services;
  reviewing with management and our independent auditors our annual and quarter-annual financial statements;
  receiving periodic reports from our independent auditors and management regarding the auditors’ independence;
  meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, our risk assessment and risk management policies and major risk exposures, and the adequacy of our internal audit controls; and
  reviewing our internal auditing and accounting personnel.

     The Audit Committee met five times during 2006. Our Board has determined that each of the members of the Audit Committee, Messrs. Bershad, Brown, Bump, and Hamm, are “audit committee financial experts”, within the meaning of the rules of the Securities and Exchange Commission.

     The Compensation Committee is comprised of Messrs. Bershad, Bump, Fried and Yonker. It is responsible for:

  overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our chief executive officer, chief operating officer, chief financial officer, and general counsel and for the position of chief executive officer of each subsidiary whose proposed annual base salary is $400,000 or more;
  reviewing and approving corporate goals and objectives relevant to compensation for the chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, together with the other independent directors, determining the chief executive officer’s compensation level based on this evaluation;
  reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our other executive officers as well as the compensation of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more and for approving, together with the other independent directors, any employment, severance or similar contracts for our executive officers and our and our subsidiaries’ other officers and employees whose annual base salary is $400,000 or more; and
  making recommendations to our Board with respect to incentive compensation plans for our officers and other employees, and administering those plans and reviewing executive development plans.

     During 2006, the Compensation Committee held four meetings.

     Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer, Mr. Frank T. MacInnis, our other executive officers, and our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments and annual incentive awards. Annual incentive awards for senior executives, including the named executive officers referred to in this Proxy Statement and set out in the “Summary Compensation” Table on page 14, are based upon our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his pre-established personal goals and objectives for the most recently completed year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes a final determination regarding salary adjustments and annual incentive awards. Mr. MacInnis also participates in a portion of the meetings of our entire Board during which compensation issues are discussed.

     Annually, during the first quarter of each year, the Compensation Committee establishes that year’s objectives for our financial performance and the personal goals and objectives for each senior executive, including the named executive officers referred to in this Proxy Statement, upon which the payment of that year’s annual incentive award for the executive will be based. Those criteria are recommended by our Chief Executive Officer, and reviewed by and ultimately established by the Compensation Committee, together with the participation of the other independent directors. When incentive compensation plans for our executive officers and other senior executives have been established, these plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer Human Resources, which we refer to as “Mercer”. Mercer is a compensation consultant that the Compensation Committee has engaged, from time to time, and most recently in early 2006 and early 2007, to advise the Compensation Committee with regard to compensation for our executive officers and to review compensation plans. Mercer reviews the salaries and other compensation we pay to our executive officers to determine that they are competitive with those paid by Mercer-selected companies of comparable size in our industry and certain related and unrelated industries and comments upon the appropriateness and fairness of compensation plans when compared to compensation plans for comparable executives at those comparable companies. Any adjustments in salaries and other compensation and compensation plans are submitted to all independent directors for their ultimate approval. To the extent such plans may involve the issuance of equity to executives, all such plans are subject to the approval of our Stockholders. Under our Long Term Incentive Plan, which we refer to as the “LTIP”, unless modified by the Compensation Committee, the methodology for computing the number of shares issuable to executives participating in the LTIP is set forth in the LTIP. Grants of cash awards are, as set forth in the LTIP, based upon us achieving an aggregate earnings per share objective for a measurement period, generally, of three years. The aggregate earnings per share objectives for measurement periods are, in accordance with the LTIP, set by the Compensation Committee after receiving recommendations of our Chief Executive Officer. The LTIP was proposed by management, reviewed by Mercer and, after review and modification by the Compensation Committee approved by it and the other independent directors. The LTIP is further discussed on page 9 in the Section entitled “Compensation Discussion and Analysis” and in the Section entitled “Long Term Incentive Plan” on page 17 which follows the Table entitled “Grants of Plan-Based Awards.”

     The Corporate Governance Committee, comprised of Messrs. Brown, Fried, Hamm and Yonker, is charged with:

leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;
recommending to the Board nominees for election to the Board;
developing and overseeing an annual self-evaluation process for the Board and its committees; and
making recommendations with respect to:
corporate governance guidelines;
compensation and benefits for non-employee directors; and
matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors.

     During 2006, the Corporate Governance Committee held three meetings.

     The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee considers a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. In the past, when it has considered Board compensation and the form of compensation, it has sought the advice of Mercer. No change in compensation or benefits for directors was made in the 2006 calendar year other than a benefit plan presented by the Chairman of the Board to make available, at our cost, to directors and members of our executive management committee, including our named executive officers, $10 million of excess liability insurance and to have us reimburse the persons covered by such policies for income taxes they incur by reason of us paying for such insurance. The excess liability insurance plan was submitted to and approved by the Board.

RECOMMENDATION FOR DIRECTOR CANDIDATES

     The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board and Stockholders. A Stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the Stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup.com. A Stockholder may also nominate director candidates by complying with our bylaw provisions discussed below under “Other Matters”—“Stockholder Proposals.”

     If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the Committee to identify and evaluate candidates includes:

  consideration of those individuals recommended by Stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those suggested by any third party executive search firm retained by the Corporate Governance Committee, from time to time;
  meeting, from time to time, to evaluate biographical information and background material relating to candidates; and
  interviews of selected candidates by members of the Corporate Governance Committee.

     As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

COMPENSATION DISCUSSION AND ANALYSIS

     The objectives of our executive compensation program for our senior executive officers, including named executive officers referred to in the Summary Compensation Table below (who we refer to as the “named executive officers”), are to attract, retain and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purposes of the key components of the program insofar as they relate to named executive officers are:

  to reward named executive officers’ expertise and experience;
  to reward named executive officers’ performance that drives our short-term and long-term goals by providing a strong link between pay and performance; and

  to align named executive officers’ compensation with the interests of our Stockholders.
     The executive compensation program uses various compensation rewards that are geared to both our short-term and long-term performance. In designing these rewards we have applied the following principles:

  compensation should reinforce our business strategy and long-term stockholder value creation;
  a significant portion of named executive officer targeted total compensation should be tied to achievement of our financial objectives as well as the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted award based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no incentive award based on this criteria or one less than the targeted award. The Compensation Committee sets the financial objectives for a particular performance period;
  incentive compensation should reflect both our short-term and long-term financial performance;
  incentives should align the interests of our Stockholders and named executive officers by paying a significant portion of incentive awards in equity; and
  incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us.

     The key components of our compensation program are:

  base salary and perquisites; the perquisites are principally dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, an auto allowance and associated expenses, and a tax “gross up” on these perquisites;
  short-term incentives in the form of annual incentive awards, of which we pay 80% in cash and 20% in the form of two year phantom stock units; and
  longer-term incentives under our Long Term Incentive Plan, which we refer to as the “LTIP” and which is discussed below. These incentives come in the form of:
  annual awards of restricted stock units representing the right to receive an equal number of shares of our Common Stock; and
  cash incentive awards based on our financial performance during multi-year measurement periods.

     We generally condition a named executive officer’s LTIP incentive award on his remaining employed with us for at least three years from the date we grant the award.

     Over the past several years, we have changed the mix and design of our executive compensation program from a focus on current cash to one with an increased emphasis on performance-based incentive awards, predicated on both annual results and results for multi-year measurement periods. In addition, we have also placed greater emphasis on equity and on linking compensation to executive retention.

     We also maintain a 401(k) savings plan. The 401(k) plan provides modest retirement benefits to the named executive officers. For 2006, and since inception, our annual contribution to the 401(k) plan for each named executive officer has not exceeded $9,600. In severance agreements with our named executive officers, we provide special compensation to each in the event his employment is terminated (i) by us without cause or (ii) by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” contained in the severance agreements in the Section entitled “Potential Post Employment Payments”—“Severance Agreements” on page 21).

Base Salary

     Base salary serves as a foundation of our compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.

     We intend annual base salary and perquisites to reward the expertise and experience and sustained performance of the named executive officers, each of whom (other than Mr. Anthony J. Guzzi, President and Chief Operating Officer) has been with us for more than ten years. In 2007, and historically for the last several years, we have increased named executive officer salaries to reflect increases in the cost of living and, when appropriate, to reflect promotions or increased responsibilities. In early 2006 and in early 2007, the Compensation Committee retained Mercer Human Resources, which we refer to as “Mercer”, to review, among other things, the compensation payable to our named executive officers and other senior executives. Based on the Mercer study, we determined that the salaries we paid to the named executive officers were competitive with those paid by Mercer-selected companies of comparable size in our industry and certain related and unrelated industries, which we refer to as “Peer Companies”.

Annual Incentive Program

     An annual incentive award forms a significant element of annual compensation under our compensation program. Since 2004, named executive officer annual incentive awards have moved from discretionary awards to those we base primarily on pre-established financial results emphasizing pay-for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. Such performance improvements lead to enhanced stockholder value.

     The 2006 annual incentive award for each named executive officer was twice his 2006 annual base salary rate. Each named executive officer had a target incentive award for 2006 of 80% of his 2006 annual base salary rate based upon our meeting certain financial measurements for 2006. We refer to this target incentive award as the “Target Bonus”. Our Chief Executive Officer, together with other named executive officers, developed proposed 2006 financial measurements on which to base those annual incentive awards. Our Chief Executive Officer then proposed to the Compensation Committee the financial measurements. The Compensation Committee considered the recommendations and established financial measurements for annual incentive awards in March 2006, taking into account the recommendations of management, our 2006 budget, and the annual earnings per share guidance for 2006 that we gave to the equity markets. No annual incentive award based on these financial measurements was to be payable unless we achieved aggregate operating income for 2006 of at least $85.7 million, operating cash flow of at least $42.9 million, and earnings per share of at least $1.42.

     The exact percentage of each Executive’s 2006 annual incentive award that we would pay ranged from 0.0% to a maximum of 200% of his annual base salary rate, depending on our 2006 earnings per share and the ratio of 2006 positive cash flow to 2006 operating income. Consequently, the financial measurement emphasized earnings as well as positive cash flow—a measure of quality of earnings—and we linked it to guidance we provided to the equity markets.

     In order for a named executive officer to be entitled to his Target Bonus (a) our 2006 earnings per share had to be at least $1.78 or about 3½% above the mid-point of our 2006 earnings per share guidance of $1.54 to $1.90 that was provided to equity markets in February 2006 and (b) the ratio of our 2006 positive cash flow to our 2006 operating income had to be at least 80%. If earnings per share was less than $1.78, each named executive officer’s actual incentive award that was based on financial measurements would have been less than his Target Bonus in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix”. The Matrix also took into account the amount by which the ratio of positive cash flow to operating income was less than 80%. If earnings per share were in excess of $1.78, each named executive officer’s actual annual incentive award for 2006 could have been greater than or less than his Target Bonus in accordance with the Matrix, depending upon the ratio of cash flow to operating income.

     In addition, under the program, within the first quarter of each calendar year, our Chief Executive Officer and each named executive officer agree on the named executive officer’s personal goals and objectives for the year, in addition to his normal duties and responsibilities. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and our Chief Executive Officer agree on his annual personal goals and objectives. Under the program we can reward a named executive officer with up to 20% of his annual base salary rate based upon his accomplishments in achieving his personal goals and objectives.

     Following the end of each year, our Chief Executive Officer reports on our financial results and on how well each named executive officer performed in meeting his personal goals and achievements to the Compensation Committee, and the Compensation Committee, with the approval of the other independent directors, determines each named executive’s annual incentive award for the year.

     However, in no case could a named executive officer’s aggregate annual incentive award for 2006, whether based on our financial results or achievement of personal goals and objectives, exceed 200% of the named executive officer’s annual base salary rate for the year. The financial measurements we established for 2006 called for a payment to each named executive officer of 200% of his annual base salary rate, and this was the actual annual incentive award paid to each named executive officer for 2006. Under the terms of the program for 2006, the Compensation Committee could have, in its sole discretion, reduced the payment of any incentive award even though the financial measurements calling for payment of 200% of his annual base salary rate were met. In the exercise of its discretion the Compensation Committee could have taken into account whatever factors it deemed appropriate, including whether a named executive officer achieved his personal goals or objectives. However, it could not increase the amount above 200% of his annual base salary rate. The Compensation Committee makes final decisions about annual incentive awards in executive session without any executives present. These decisions are subject to approval by all of the independent members of our Board.

     The annual incentive awards are payable under the terms of our Key Executive Incentive Bonus Plan and our Incentive Plan for Senior Executive Officers. In accordance with those plans, 80% of annual incentive awards are to be paid in cash and 20% are to be paid in phantom stock units. The phantom stock units entitle the named executive officer to the value of an equal number of shares of our Common Stock, the number of which shares is calculated as of March 5 of the year following the year for which the incentive awards are made (e.g. March 5, 2007 for our 2006 awards). The number of phantom stock units granted equals 125% of the amount determined by dividing 20% of the annual incentive award by the fair value of a share of our Common Stock on the March 5 date. Two years from the March 5 award date, we pay to the named executive officer cash in an amount equal to the then value of a number of shares of our Common Stock equal to the number of phantom stock units awarded to him.

Long Term Incentive Plan

     We provide a significant portion of our named executive officers’ compensation through our LTIP. We established the LTIP to provide incentives which foster executive recruitment and retention, reward long-term financial performance, and align management and stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed would accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by Peer Companies, and use of equity for alignment with stockholder returns.

     The LTIP replaced the annual stock option grants we had been using for several years to promote long-term performance and named executive officer retention. In late 2005, the Compensation Committee concluded that our equity-based plans would not make available a sufficient number of shares if we were to make meaningful stock option grants annually to the named executive officers and our other senior officers, as we had for a number of years. Mercer advised the Compensation Committee that granting restricted stock units is economically the same as granting three to four times as many options, and consequently, the Compensation Committee decided to use restricted stock units to provide equity awards under our LTIP.

     Each participant in the LTIP, including each named executive officer, generally is entitled to an award each year based on a percentage of his annual base salary rate at the end of the previous year. We refer to this award as the “LTIP Target Bonus”. One half of the LTIP Target Bonus is payable as the retention component and consists of an equity grant (once the LTIP is fully phased in). The other half of the LTIP Target Bonus is based on earnings per share over a three year measurement period (once the LTIP is fully phased in).

      Specifically, the LTIP provides for:

  an annual grant of restricted stock units to senior executives, including the named executive officers. This is the retention component. The restricted stock units (in respect of which an equal number of shares of our Common Stock will be issued) vest in full on the third anniversary of the grant date of the restricted stock units, tying a significant portion of the named executive officer’s total compensation to our stock performance; and
  a grant of a potential cash payment, which is the performance component. This component, generally, provides for the annual establishment of three year measurement periods. The grant year and the two ensuing years make up each measurement period. Each named executive officer may receive a cash payment, depending upon how closely our actual aggregate earnings per share for the three year measurement period compares to a pre-established aggregate earnings per share objective for the measurement period. The Compensation Committee sets aggregate earnings per share objectives. We use the three-year measurement period to extend a named executive officer’s focus over multiple-year periods. This helps achieve positive sustained long-term financial results and aligns the named executive officer’s interests with longer-term stockholders interests. If we fail to achieve our minimum objectives of at least 50% of the pre- established earnings per share objective for a measurement period, no cash award is payable in respect of that period.

     Under the terms of the LTIP, we established a multiplier (or percentage), which we refer to as the “Multiplier”, for each participant, including each named executive officer. The Compensation Committee may annually change the Multiplier. The Multiplier for each named executive officer, which is set out in the LTIP (subject to change by the Compensation Committee for each named executive officer), is as follows: Mr. Frank T. MacInnis, our Chairman of the Board and Chief Executive Officer, 175%; Mr. Anthony J. Guzzi, our President and Chief Operating Officer, 150%; Mr. Sheldon I. Cammaker, our Executive Vice President, General Counsel and Corporate Secretary, 125%; Mr. Leicle E. Chesser, our Vice Chairman until December 31, 2006, 125%; and Mr. Mark A Pompa, our Executive Vice President and Chief Financial Officer and until January 4, 2007 our Treasurer, 125%. In the opinion of Mercer, the Multiplier for each named executive officer resulted in an LTIP Target Bonus for each named executive officer which is competitive with those provided by Peer Companies. Any change in the Multiplier for a named executive officer would change the basis for computing his annual grant of restricted stock units and his potential cash payment under the LTIP.

     Once the LTIP is fully in place (transition provisions for 2006 and 2007 are described below), beginning in 2008, each named executive officer will be entitled to an annual award of restricted stock units equal to:

(named executive officer’s Multiplier x named executive officer’s annual base salary rate at the end of the preceding year) x 0.5, which product is divided by the fair market value of a share of our Common Stock as of the first business day of the plan year (e.g. the closing price on the New York Stock Exchange on January 2, 2008 for the 2008 plan year).

     The named executive officer is to receive a number of shares of our Common Stock equal to his restricted stock units three years from the award date. The named executive officer will receive those shares only if he continues to be employed by us through that date, unless his employment is terminated by us without cause, by him for good reason, or by reason of his death or disability or upon his retirement after December 14, 2008, provided he has reached age 65. (We have set forth the definition of the terms “cause”, “good reason” and “disability” under our LTIP on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.

     In addition, following the transition period, for the three year measurement period consisting of each plan year and the two ensuing years (e.g. for 2008, a measurement period would consist of calendar years 2008, 2009 and 2010), each named executive officer will be entitled to a target cash award based on his LTIP Target Bonus for that period. We refer to his target cash award as an “LTIP Cash Target Bonus”. Under the terms of the LTIP, each named executive officer’s LTIP Cash Target Bonus is equal to one-half of the product of his Multiplier and his annual base salary rate as of the end of the year immediately preceding the plan year (e.g. December 31, 2007, for the 2008 plan year). If we achieve 100% of the earning per share objective the Compensation Committee established for that measurement period, the named executive officer will receive 100% of his LTIP Cash Target Bonus. If we fail to achieve our minimum objective of at least 50% of the pre-established earnings per share objective for the measurement period, the named executive officer will not receive any cash award for that measurement period. If we exceed our earnings per share objective for the measurement period by 120% or more, the named executive officer will receive 200% of his LTIP Cash Target Bonus. For earnings per share falling between 50% and 100% of the earnings per share objective or between 100% and 120% of the earnings per share objective, the amount of the LTIP Cash Target Bonus is interpolated from 50% to 100% of the LTIP Cash Target Bonus and from 100% to 200% of the LTIP Cash Target Bonus, respectively.

     The Compensation Committee believes this two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards have a very strong retention impact and provide a direct link to corporate performance.

     In 2006 (the year in which the LTIP was established), no stock options were granted to anyone other than members of our Board of Directors, and the LTIP provided that no LTIP Cash Target Bonus could be paid. Instead, the LTIP provided for the award of restricted stock units vesting in three years. The number of restricted stock units awarded to each named executive officer was equal to 100% of his 2006 LTIP Target Bonus (the product of the named executive officer’s annual base salary rate as of the end of 2005 and his Multiplier) divided by the fair market value of a share of our Common Stock as of January 3, 2006.

     In addition, in February 2006 the Compensation Committee established an aggregate earnings per share objective for a two year measurement period consisting of 2006 and 2007 of $3.44 and an aggregate earnings per share objective for the three year measurement period of 2006, 2007 and 2008 of $5.55. These aggregate earnings per share figures represented an approximate 15% compounded annual growth rate from a base of 2005 earnings per share, adjusted to eliminate certain 2005 unusual items. Certain of the amounts set out in the Table entitled “Grants of Plan-Based Awards” below indicate the range of cash awards each named executive officer may receive for each of the two measurement periods mentioned above if we achieve our aggregate earnings per share minimum objectives, our targeted objectives, or 120% of our targeted objectives. As indicated earlier, if we do not achieve the minimum earnings per share objectives for a measurement period, we will not pay any cash awards under the LTIP for that period, and we will not pay those amounts reported in the “Grants of Plan-Based Awards” Table.

     Each named executive officer’s LTIP Cash Target Bonus for the 2006 and 2007 measurement period is twenty-five percent of the product of his Multiplier and his annual base salary rate as of December 31, 2005, and his LTIP Cash Target Bonus for the 2006, 2007 and 2008 measurement period is fifty percent of the product of his Multiplier and his annual base salary rate as of December 31, 2005.

Increased Percentage of Incentive Compensation

     We believe our annual and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation is incentive compensation based on objective financial performance. The awards also expose management to the risk our stock value will go down and, in the case of the LTIP, is conditioned on the named executive officer staying employed with us for a significant period of time.

     For 2006, each named executive officer’s percentage of his targeted incentive compensation to his total targeted compensation was approximately 44%, and the equity components of the named executive officers’ respective total targeted compensation ranged from approximately 32% to 38%. Of their respective 2006 total targeted compensation, the percentages that are forfeitable range from approximately 46% to 59% if the named executive officer does not stay employed with us for approximately three years from the award date (unless employment is terminated by us without cause, by him with good reason or by reason of his death, disability or, after December 14, 2008, retirement at age 65 or older.) These calculations exclude Mr. Chesser’s compensation inasmuch as he entered into a Severance Agreement with us in April 2006 specifically dealing with his 2006 compensation, which agreement is discussed in the Section entitled “Potential Post Employment Payments” — “Chesser Separation Agreement” on page 24.

     In later years, as indicated above, we will increase the performance-based portion of each named executive officer’s total targeted compensation under the LTIP. This occurs because under the LTIP we reduce the number of restricted stock units to be awarded from being based on 100% of the LTIP Target Bonus to being based on 50% of the LTIP Target Bonus. We will also increase the LTIP Cash Target Bonus, which is tied to our financial performance, from zero for 2006 to one-half of the LTIP Target Bonus for the 2006, 2007 and 2008 measurement period and the following three year measurement periods.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, generally limits how much compensation public companies may pay to certain executive officers and deduct on their U.S. Federal income taxes. Public companies generally may deduct up to $1 million of compensation they pay to any employee who on the last day of the year is one of our named executive officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation plans. While we have designed much of our annual incentive awards and LTIP cash awards to qualify for an exemption from the limitation on deductible compensation, not all the annual incentive and LTIP awards qualify under Section 162(m). To the extent a named executive officer’s annual incentive award is paid based on achievement of his personal goals and objectives (and none was so paid for 2006), the award would not qualify under Section 162(m). In addition, awards of restricted stock units under the LTIP, which vest over the passage of time, do not qualify under Section 162(m). The Compensation Committee does not require that all compensation qualify under Section 162(m) because it believes that it is important to preserve flexibility in administering compensation programs.

Accounting Treatment

     When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment. The Compensation Committee is aware of the fact that the grants of its phantom stock units result in variable accounting. As a consequence, during the period before which we pay cash for phantom stock units, these grants may result in additional expense if the value of our Common Stock rises above the value on the grant dates. Nevertheless, a primary motivation of our compensation program is to enhance stockholder value. We believe this tie to stockholder value is more important than what could be less than desirable accounting effects.

Retirement Plans and Severance Arrangements

Retirement Plans

     As indicated above, we provide our sole retirement benefits through our 401(k) plan pursuant to which we made a matching contribution of $9,600 to the account of each named executive officer for 2006. We base the amount of our contribution for named executive officers on a formula set forth in the terms of the plan that applies to all administrative employees participating in our 401(k) plan. Because there is no retirement benefit enhancement for named executive officers, the Compensation Committee does not consider gains from prior option or stock awards in setting retirement benefits for each named executive officer.

Severance Arrangements

     In light of our modest retirement benefits and the long time existence of employment agreements with our named executive officers other than Mr. Guzzi (who did not join us until October 2004), which employment agreements we decided not to renew when they expired December 31, 2004, the Compensation Committee decided to enter into severance agreements with our named executive officers. Each named executive officer’s severance agreement provides him with a severance benefit equal to (a) two years of his base salary and (b) a prorated amount of his annual target incentive award for the year in which his termination takes place if he is terminated without cause or if he terminates his employment for good reason. The Severance Agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described on page 22 under “Potential Post Employment Payments”—“Severance Agreements”.

     In addition, most of the stock options granted to each named executive officer provide that if he is terminated without cause or if he terminates his employment for good reason, the period during which the options are exercisable continues following the termination of his employment for the balance of the term during which the options would be exercisable but for termination of employment. Those options that do not have this provision provide that in such case the options are exercisable for the shorter of two years from such employment termination date or the balance of the option term. The terms “cause” and “good reason” are defined in the option agreements substantially the same as they are defined in the Severance Agreements.

      Other severance benefits include:

we value and cash out phantom stock units granted as part of the annual incentive awards. We value and cash out these awards no later than six months after the named executive officer’s termination date, regardless of the reasons for termination;

we issue to the named executive officer all the shares issuable to him under the Executive Stock Bonus Plan, discussed in the Section entitled “Potential Post Employment Payments”— “Executive Stock Bonus Plan” on page 27, no later than six months after the named executive officer’s termination date, regardless of the reason for termination; and

if the named executive officer is terminated without cause or if he terminates for good reason, as those terms are defined on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”, we will provide him with:

all the shares issuable in respect of his LTIP restricted stock units no later than six months after the named executive officer’s termination date, and a prorated amount of his LTIP Cash Target Bonus with respect to each measurement period. We would compute this amount on the basis of each measurement period during which we employed the named executive officer. We would pay the prorated amount no later than six months after the date when we would have paid his LTIP Cash Target Bonus but for the named executive officer’s termination.

Change of Control Agreements

     We believe that our named executive officers should be protected in the event we experience a change of control. We have entered into change of control agreements with each named executive officer and our other senior executives. These agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, an Executive’s employment is terminated involuntarily, other than for cause, death or disability, or an Executive terminates his employment for good reason. We have these agreements in place to provide security to the named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our Stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership. The enhanced severance benefits payable in the event of severance after a change of control are described below in the Section entitled “Potential Post Employment Payments”—“Change of Control Agreements” on page 25. The terms “cause”, “good reason” and “change of control” as used in the change of control agreements are defined on pages 26 and 27.

Golden Parachute Excise Tax Gross-Ups

     The severance payments and other payments and benefits our named executive officers will receive in connection with a change of control could trigger a so-called “golden parachute excise tax,” payable by our named executive officers. In that case, we will make gross-up payments to those named executive officers so that they receive the same economic benefit they would have received if the excise tax were not imposed. We provide these gross-up payments, even though we cannot deduct them from our own taxable income, because we believe our named executive officers should receive the full economic benefit of the protections we have offered them.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Table sets forth information with respect to the compensation of our Chairman of the Board and Chief Executive Officer, Chief Financial Officer, our former chief financial officer, and our two other most highly compensated executive officers, who we refer to collectively as the “named executive officers”, based on total compensation for fiscal 2006.

Summary Compensation Table for Fiscal Year 2006

					Non-Equity
					Incentive
					Plan	All Other
			Stock	Option	Compen-	Compen-
Name and			Awards(1)	Awards	sation	sation	Total
Principal Position	Year	Salary($)	($)	($) (3)	($) (4)	($) (5)	($)

Frank T. MacInnis
Chairman of the Board
and Chief Executive
Officer	2006	$870,000	$1,058,342	$604,747	$1,392,000	$ 82,179	4,007,268
Anthony J. Guzzi
President and Chief
Operating Officer	2006	$600,000	$ 653,337	$460,927	$ 960,000	$117,331	$2,791,595
Leicle E. Chesser
Since April 3, 2006,
Vice Chairman;
until April 3, 2006,
Executive Vice President
and Chief Financial
Officer	2006	$450,000	$ 323,710	$443,043	$ 900,000	$ 87,581	$2,204,334
Sheldon I. Cammaker
Executive Vice President,
General Counsel and
Corporate Secretary	2006	$445,000	$ 472,812	$221,521	$ 712,000	$ 87,838	$1,939,171
Mark A. Pompa
Executive Vice President,
Chief Financial Officer
since April 3, 2006, and
Treasurer	2006	$366,250	$ 383,145	$166,305	$ 600,000	$ 59,817	$1,575,517

(1)	Except as indicated in footnote (2) below, stock awards reflected in this Table represent the compensation expense for 2006 recognized for financial reporting purposes in accordance with Financial Standard Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R), which we refer to as “FAS 123R,” (ignoring forfeiture assumptions). These stock awards consist of (a) time-based restricted stock units granted under our LTIP, discussed above under the Section entitled “Compensation Discussion and Analysis” on page 9 and following the “Grants of Plans Based Awards” Table under the heading “Long Term Incentive Plan” on page 17, (b) the appreciation during 2006 in the value of phantom units granted in 2006 in connection with annual incentive awards in respect of 2005, and (c) phantom units granted in 2007 in connection with annual incentive awards in respect of 2006; the awards of phantom units are discussed in the Section entitled “Compensation Discussion and Analysis” on page 9 and following the “Grants of Plans Based Awards” Table under the heading “Annual Incentive Awards” on page 17. There can be no assurance that the FAS 123R amounts will ever be realized. The 2006 compensation expense for the LTIP restricted stock units for each named executive officer was as follows: Mr. MacInnis,

$490,000; Mr. Guzzi, $270,000; Mr. Cammaker, $181,250; and Mr. Pompa, $141,667. The compensation expense for each named executive officer for 2006 with respect to appreciation during 2006 in the value of 2006 phantom units granted in connection with 2005 incentive awards was as follows: Mr. MacInnis, $133,342; Mr. Guzzi, $83,337; Mr. Chesser, $69,062; Mr. Cammaker, $69,062; and Mr. Pompa, $53,978. The compensation expense for each named executive officer for 2006 with respect to 2007 phantom units granted in connection with 2006 incentive awards was as follows: Mr. MacInnis, $435,000; Mr. Guzzi, $300,000; Mr. Cammaker, $222,500; and Mr. Pompa, $187,500.

(2)	Mr. Chesser was awarded, in January 2006, 15,284 restricted stock units under the LTIP in connection with which the compensation expense recognized for financial reporting purposes in accordance with FAS 123R for 2006 would have been $181,250, ignoring forfeiture assumptions; however, pursuant to the terms of a Separation Agreement dated April 3, 2006 between him and us discussed below following the “Grants of Plan-Based Awards” Table under the heading “Chesser Separation Agreement” on page 19, Mr. Chesser relinquished those restricted stock units and other non-equity awards under the LTIP. Accordingly, the compensation expense attributable to those 15,284 restricted stock units is not included in the above Table. In accordance with the Separation Agreement, we awarded Mr. Chesser 5,095 other restricted stock units discussed in the Section entitled “Potential Post Employment Payments”—“Chesser Separation Agreement” on page 24. The compensation expense recognized for 2006 under FAS 123R (ignoring forfeiture assumptions) for this grant of 5,095 restricted stock units was $254,648 and is included in the Table above under the “Stock Awards” column. There can be no assurance that this FAS 123R amount will ever be realized.

(3)	Option awards in this Table represent the compensation expense for 2006 recognized for financial reporting purposes in accordance with FAS 123R (ignoring forfeiture assumptions) in respect of option grants made in 2005 and for Mr. Guzzi in respect of an additional option grant to him in 2004. See Note I to our financial statements for the year ended December 31, 2006 included in our Form 10-K for that year for the assumptions we made in computing the value of those option awards. There can be no assurance that those FAS 123R amounts will ever be realized. Those amounts for each named executive officer were as follows: Mr. MacInnis, $604,747; Mr. Guzzi, $460,927; Mr. Chesser, $443,043; Mr. Cammaker, $221,521; and Mr. Pompa, $166,305. In connection with the Separation Agreement with Mr. Chesser, the right to exercise a portion of the options granted to him in 2005 was accelerated, increasing the 2006 compensation expense attributable to his 2005 option grant over what it would have been had there been no such acceleration. This increased option expense is reflected in the above Table opposite Mr. Chesser’s name under the “Option Awards” column and in this footnote.

(4)	The amounts reported in this column are the cash portion of incentive awards paid in 2007 in respect of 2006 and exclude amounts attributable to phantom units granted in 2007 in respect of 2006, which phantom units are reflected in the column entitled “Stock Awards”. However, Mr. Chesser received his entire 2006 incentive award in cash, and that entire amount is reported in that column opposite his name.

(5)	The amounts reported in this column for each named executive officer consist of: an allowance for his leasing of an automobile; reimbursement for auto insurance on such vehicle; reimbursement for the cost of maintenance and repair of such vehicle; premiums paid for excess liability insurance of $10 million; and reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts. In addition, in the case of Mr. Guzzi, the amount reported in this column includes $39,050 as reimbursement for initiation-related fees on joining a club suitable for entertaining clients and other business contacts. In the case of Mr. Chesser, the amount also includes $12,264 as our recognized expense to provide him and his wife with coverage under our medical insurance plans for 18 months following the termination of his employment on December 31, 2006 under the terms of his Separation Agreement. The amount for Mr. Chesser does not include the $254,648 expense recognized for financial reporting purposes in accordance with FAS 123R for the restricted stock units awarded to him in connection with his Separation Agreement, which amount is included in this Table under the “Stock Awards” column; see also the discussion under “Chesser Separation Agreement” on page 24. The amounts in this column also include the cost of premiums paid by us for term life insurance for each named executive officer as follows: Mr. MacInnis, $20,642; Mr. Guzzi, $4,620; Mr. Chesser, $14,859; Mr. Cammaker, $15,523; and Mr. Pompa, $690. The amounts reported in this column also include reimbursement for taxes on the foregoing perquisites for each of the named executive officers as follows: Mr. MacInnis, $28,402; Mr. Guzzi $42,158; Mr. Chesser, $25,717; Mr. Cammaker $31,544; and Mr. Pompa $19,651. The amounts also include matching contributions of $9,600 provided by us under our 401(k) Savings Plan for the account of each named executive officer.

     The following Table sets forth certain information with respect to the grant of awards during the 2006 fiscal year to the named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2006

		Estimated Future			All Other
		Payouts Under Non-Equity			Stock Awards	Grant Date
		Incentive Plan Awards			Number of	Fair Value
					Shares of	of Stock and
	Grant	Threshold	Target	Maximum	Stock or	Option
Name	Date	($)(7)	($)(7)	($)(7)	Units (#)	Awards(8)

Frank T.	1/03/06				41,322(3)
MacInnis	2/28/06	$183,750*(1)	$367,500*(1)	$ 735,000*(1)		$1,889,979
	2/28/06	$367,500**(1)	$735,000**(1)	$1,470,000**(1)
	3/30/06	$194,880(2)	$870,000(2)	$1,740,000(2)
	3/05/06				9,733(4)

Anthony J.	1/03/06				22,768(3)
Guzzi	2/28/06	$101,250*(1)	$202,500*(1)	$ 405,000*(1)		$1,072,481
	2/28/06	$202,500**(1)	$405,000**(1)	$ 810,000**(1)
	3/30/06	$134,400(2)	$600,000(2)	$1,200,000(2)
	3/05/06				6,083(4)

Leicle E.	1/03/06				15,284(3)(5)
Chesser	2/28/06	$ 67,969*(1)	$135,938*(1)	$271,875*(1)		$ 472,167
	2/28/06	$135,938**(1)	$271,875**(1)	$543,750**(1)
	3/30/06	$100,800(2)	$450,000(2)	$900,000(2)
	3/05/06				5,041(4)
	4/0306				5,095(6)

Sheldon I.	1/03/06				15,284(3)
Cammaker	2/28/06	$ 67,969*(1)	$135,938*(1)	$271,875*(1)		$ 761,269
	2/28/06	$135,938**(1)	$271,875**(1)	$543,750**(1)
	3/30/06	$ 99,680(2)	$445,000(2)	$890,000(2)
	3/05/06				5,041(4)

Mark A.	1/03/06				11,946(3)
Pompa	2/28/06	$ 53,125*(1)	$106,250*(1)	$,212,500*(1)		$ 595,011
	2/28/06	$106,250**(1)	$212,500**(1)	$,425,000**(1)
	3/30/06	$ 84,000(2)	$375,000(2)	$750,000(2)
	3/05/06				3,940(4)

(1)	These estimated payouts are pursuant to our LTIP; however, in the case of Mr. Chesser, his right to such payments terminated in connection with his Separation Agreement discussed under “Chesser Separation Agreement” on pages 19 and 24..

(2)	These amounts represent possible payouts pursuant to our annual incentive program for 2006. Except in the case of Mr. Chesser, 80% of the maximum figure was actually paid in cash in 2007 and the balance was paid in phantom units; the phantom units granted in respect of annual incentive awards for 2006 are not reflected in this Table as such phantom units were awarded in March 2007. Mr. Chesser received the entire maximum amount payable to him pursuant to our 2006 annual incentive program in cash; no amount thereof was paid to him in phantom units.

(3)	Consists of restricted stock units awarded in January 2006 under our LTIP.

(4)	Consists of phantom units granted in 2006 in respect of annual incentive awards for 2005.

(5)	Pursuant to the terms of Mr. Chesser’s Separation Agreement discussed under “Chesser Separation Agreement” on pages 19 and 24, he surrendered the 15,284 restricted stock units granted to him in January 2006 under our LTIP.

(6)	In connection with his Separation Agreement, Mr. Chesser was awarded under our Management Stock Incentive Plans the 5,095 restricted stock units referred to in this Table.

(7)	See the discussion under “Long Term Incentive Plan” on page 18 regarding the figures with asterisks.

(8)	Represents the full grant date fair value of restricted stock units awarded in January 2006 under our LTIP and phantom units granted in March 2006 in respect of annual incentive awards for 2005, except in the case of Mr. Chesser, excludes the grant date fair value of 15,284 restricted stock units granted in January 2006 to him under our LTIP but includes full grant date fair value of 5,095 restricted stock units granted to him in 2006 pursuant to the terms of his Separation Agreement upon his relinquishment of the 15,284 restricted stock units. (The full grant date fair value of the 15,284 restricted stock units that he relinquished was $543,750.) The full grant date fair values referred to in this column were determined in accordance with FAS 123R.

Proportion of 2006 Salaries To Total 2006 Compensation

     The approximate percentage of the 2006 salary of each named executive officer to his total 2006 compensation reported in the “Summary Compensation” Table on page 14 is as follows: Frank T. MacInnis, 22%; Anthony J. Guzzi, 23%; Leicle E. Chesser, 20%; Sheldon I. Cammaker, 23%; and Mark A. Pompa, 23%. There can be no assurance that the total compensation amounts reported in that Table will be realized.

Annual Incentive Awards

     Under our annual incentive award program the Compensation Committee establishes annual financial objectives for us and individual performance goals and objectives for each named executive officer within the first three months of each calendar year. These objectives are the basis on which a determination is made whether the named executive officer should receive an annual incentive award and, if so, the amount of such award. The annual incentive awards for 2006 and the basis on which they were made are discussed on pages 8 and 9 in the Section entitled “Compensation Discussion and Analysis”. For 2006 the maximum incentive award for a named executive officer could not exceed 200% of his base annual salary rate. Inasmuch as the annual incentive award for each named executive officer for 2006 based on our 2006 financial performance was equal to 200% of his respective annual base salary rate, no annual incentive award was based on the accomplishment of 2006 individual goals and objectives. The estimated payouts under the 2006 incentive award program are included under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the “Grants of Plan-Based Awards” Table on page 16.

     Of each named executive officer’s incentive award for 2006, 80% was paid in cash in March 2007 and the balance was paid in March 2007 in the form of phantom stock units. The cash portion of each 2006 incentive award is included in the “Non-Equity Plan Compensation” column of the “Summary Compensation” Table. The phantom stock units entitle each named executive officer to receive in cash the value of an equal number of shares of our Common Stock generally on the earlier of termination of employment or March 5, 2009. The number of phantom units awarded in March 2007 to each named executive officer in respect of his annual incentive award for 2006 was equal to a number which is 125% of 20% of his incentive award divided by fair market value of a share of our Common Stock on March 5, 2007. The value of these phantom units (which is tied to our Common Stock) is included in the “Stock Awards” column of the “Summary Compensation” Table but since they were issued in 2007 these phantom units are not included in the “Grant of Plan-Based Awards” Table. The number of phantom units awarded in 2006 in respect of incentive awards for 2005 is included in the “All Other Stock Awards” column of the “Grant of Plan-Based Awards” Table. In addition, we have included in the “Stock Awards” column of the “Summary Compensation” Table the appreciation during 2006 in the value of the phantom units granted in March 2006 in respect of incentive awards for 2005. There can be no assurance that those amounts reported in the “Stock Awards” column of the “Summary Compensation” Table above will be realized.

Long Term Incentive Plan

     Our Board adopted the LTIP in December 2005. Under the terms of the LTIP, for 2006, we granted each named executive officer restricted stock units in January 2006. The restricted stock units represent the right to receive an equal number of shares of Common Stock, generally, on or about the third week in February 2009. These restricted stock units vest in full on January 3, 2009, three years from the grant date.

     A named executive officer must be employed by us generally until January 3, 2009 to receive shares in respect of his 2006 restricted stock unit award. Upon termination of employment before January 3, 2009, he will forfeit his restricted stock units, unless he is terminated without cause (defined on page 30 under “Potential Post Employment Payments”—“Long Term Incentive Plan”), or he terminates his employment for good reason (defined on page 30 under “Potential Post Employment Payments”—“Long Term Incentive Plan”), or is disabled or dies or retires after December 14, 2008, provided he is at least age 65.

     As provided in the LTIP, we base the number of restricted stock units that a named executive officer is to receive for a calendar year on a percentage of his annual base salary rate as of the immediately preceding December 31, divided by the closing price of a share of our Common Stock as of the first business day of the year in which we award the restricted stock units. This percentage for each named executive officer is provided for in the LTIP (subject to change by the Compensation Committee) and is set out on page 10 in the Section entitled “Compensation Discussion and Analysis”.

     The stock awards reflected in the “Stock Awards” column of the “Summary Compensation” Table and “All Other Stock Awards” column of the “Grant of Plan-Based Awards” Table include those awards made in January 2006 under the LTIP, except in the case of Mr. Chesser. As indicated in footnote (2) to the “Summary Compensation” Table, Mr. Chesser was awarded 15,284 restricted stock units in January 2006 under our LTIP. However, pursuant to the terms of the Separation Agreement dated April 3, 2006 between him and us, Mr. Chesser relinquished those restricted stock units and other non-equity awards under the LTIP. We refer to Mr. Chesser’s Separation Agreement as the “Chesser Separation Agreement”. Under the Chesser Separation Agreement discussed on page 19, Mr. Chesser was awarded 5,095 restricted stock units under our Management Stock Incentive Plans. The 2006 compensation expense recognized for financial reporting purposes in accordance with FAS 123R relating to Mr. Chesser’s 5,095 restricted stock units is reflected in the “Stock Awards” column of the “Summary Compensation” Table. The 15,284 LTIP restricted stock units he relinquished and the 5,095 restricted stock units granted to him under our Management Stock Incentive Plans are all included in the “All Other Stock Awards” column of the “Grants of Plan-Based Awards” Table. There can be no assurance that the amount reported in the “Summary Compensation” Table on account of these restricted stock units will be realized.

     In addition, in 2006 under the LTIP we granted each named executive officer performance-based cash awards, which are reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the above “Grants of Plans-Based Awards” Table. We will base the payment of these awards on the achievement of predetermined aggregate earnings per share objectives for fixed measurement periods. The awards next to which a single asterisk (*) appears under the “Estimated Future Payouts Under Non-Equity Incentive Awards” column of the “Grants of Plan-Based Awards” Table are based upon our achievement of levels of the aggregate earnings objectives for the measurement period consisting of calendar years 2006 and 2007 established by the Compensation Committee in February 2006. We will pay to each named executive officer (other than to Mr. Chesser who relinquished this award) the target performance-based cash award amount for this period set opposite his respective name in the “Grants of Plan-Based Awards” Table if we achieve aggregate earnings per share of $3.44 for the two years 2006 and 2007. If, for this period, we achieve aggregate earnings per share of $1.72, each named executive officer (other than Mr. Chesser) will be entitled to the threshold performance-based cash award amount set opposite his respective name in the “Grants of Plan-Based Awards “ Table. If, for this period, we achieve aggregate earnings per share of $4.13, each named executive officer (other than Mr. Chesser) will be entitled to the maximum performance-based cash award amount set opposite his respective name in the “Grants of Plan-Based Awards” Table. For aggregate earnings per share falling between $1.72 and $3.44, and between $3.44 and $4.13 for the period 2006 and 2007 measurement period, the cash award is interpolated from 51% to 99% of the target performance-based cash award and from 101% to 199% of the target performance-based cash award, respectively.

     We will pay the awards marked by a double asterisk (**) in the “Estimated Future Payouts Under Non-Equity Incentive Awards” column of the “Grants of Plan-Based Awards” Table if we achieve the aggregate earnings per share objectives set by the Compensation Committee in February 2006 for calendar years 2006, 2007 and 2008. We will pay to each named executive officer (other than Mr. Chesser who relinquished this award) the target performance-based cash award amount for this period set opposite his respective name in the “Grants of Plan-Based Awards” Table, if we achieve aggregate earnings per share of $5.55 for the three years 2006, 2007 and 2008. If, for this period, we achieve aggregate earnings per share of $2.78, each named executive officer (other than Mr. Chesser) will be entitled to the threshold performance-based cash award amount set opposite his respective name in the “Grants of Plan-Based Awards” Table. If, for this period, we achieve aggregate earnings per share of $6.66, each named executive officer (other than Mr. Chesser) will be entitled to the maximum performance-based cash award amount set opposite his respective name in the “Grants of Plan-Based Awards” Table. For aggregate earnings per share falling between $2.78 and $5.55, and between $5.55 and $6.66 for the 2006, 2007 and 2008 measurement period, the cash award is interpolated from 51% to 99% of the target performance-based cash award and from 101% to 199% of the target performance-based cash award, respectively.

     If a named executive officer is not employed during the entire measurement period, he will not be entitled to any performance-based cash award for the measurement period, unless he has been terminated without cause, he terminates his employment for good reason, dies, is disabled or retires on or after December 14, 2008, provided he is at least age 65. If during a measurement period he is terminated without cause, terminates for good reason, dies, is disabled or retires on or after December 14, 2008, provided he is at least age 65, then for each measurement period, he will be entitled to all or a portion of the awards under the LTIP as described under the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan,” commencing on page 28, where the terms “cause”, “good reason” and “disability” are also defined.

2005 Option Grants

     In accordance with FAS 123R, we have, among other things, recognized as compensation expense for financial reporting purposes in 2006 a portion of the option expense incurred in connection with the grant in 2005 of options to each named executive officer. Accordingly, we have included these amounts under the “Options Awards” column of the “Summary Compensation” Table. There can be no assurance that the amounts reported in this column will be realized.

Chesser Separation Agreement

     In connection with an April 2006 Separation Agreement between us and Leicle E. Chesser providing for the termination of his employment with us on December 31, 2006, Mr. Chesser gave up his award of 15,284 restricted stock units granted under the LTIP on January 3, 2006. In addition, Mr. Chesser also gave up the non-equity performance-based awards we granted him under the LTIP. We detailed those awards in the “Grants of Plan-Based Awards” Table on page 16, and they are discussed on page 18. In accordance with the terms of his Separation Agreement, we awarded to Mr. Chesser under our Management Stock Incentive Plans, 5,095 restricted stock units entitling him to 5,095 shares of our Common Stock on or about the third week in February 2009. The restricted stock units vested on December 31, 2006, upon Mr. Chesser’s termination of employment. These 5,095 restricted stock units are reflected in the “Stock Awards” column of the “Summary Compensation” Table on page 14 opposite Mr. Chesser’s name and are included in the “Grants of Plan-Based Awards” Table in the “All Other Stock Awards” column opposite his name. In addition, under the terms of the Separation Agreement we agreed to provide Mr. Chesser and his wife with coverage under our medical insurance plan for 18 months from the termination of his employment on December 31, 2006 for which we expensed during 2006 $12,264, which amount is included opposite his name in the “All Other Compensation” column of the “Summary Compensation” Table.

     The following Table sets forth certain information with respect to unexercised options and unvested outstanding equity awards held by the named executive officers at the end of 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)
(A)	(B)	(C)	(E)	(F)	(G)	(H)
Frank T. MacInnis					41,322	$2,349,156
	50,000(a)		$10.00	1/01/08
	50,000(a)		$ 8.095	1/03/09
	400,000(b)		$ 9.875	11/21/07
	50,000(a)		$ 8.78	1/02/10
	50,000(a)		$12.72	1/01/11
	101,200(c)		$20.85	12/13/11
	113,600(d)		$23.175	1/01/12
	110,886(d)		$27.365	1/01/13
	148,258(d)		$21.915	1/01/14
	61,333(e)	122,667(e)	$22.54	1/02/15
Anthony J. Guzzi					27,768	$1,294,361
	40,000(e)	20,000(e)	$19.34	10/23/14
	33,666(e)	67,334(e)	$22.54	1/03/15
Leicle E. Chesser					None	None
	20,000(a)		$12.72	1/01/11
	51,800(c)		$20.85	12/13/11
	35,000(d)		$23.175	1/01/12
	34,098(d)		$27.365	1/01/13
	45,590(d)		$21.915	1/01/14
	—	44,934(f)	$22.54	12/31/07
Sheldon I. Cammaker					15,284	$868,895
	20,000(a)		$12.72	1/01/11
	51,800(c)		$20.85	12/13/11
	35,000(d)		$23.175	1/01/12
	34,098(d)		$27.365	1/01/13
	45,590(d)		$21.915	1/01/14
	22,466(e)	44,934(e)	$22.54	1/02/15
Mark A. Pompa					11,946	$679,130
	5,000(a)		$ 8.095	1/03/09
	10,000(a)		$ 8.78	1/02/10
	10,000(a)		$12.72	1/01/11
	33,000(c)		$20.85	12/13/11
	22,200(d)		$23.175	1/01/12
	21,622(d)		$27.365	1/01/13
	31,582(d)		$21.915	1/01/14
	16,866(e)	33,734(e)	$22.54	1/02/15

(a)	Options granted 1/02/1998, 1/04/1999, 1/03/2000, 1/02/2001 vested and became exercisable in full on the first anniversary of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(b)	An option granted to Mr. MacInnis 5/15/1999 by its terms was to vest and become exercisable not later than 11/21/2006 but in accordance with its terms vested and became exercisable earlier based on the performance of our stock price. This option expires 11/21/2007.

(c)	Options granted 12/14/2001 vested and became exercisable in full on their grant date and expire 12/13/2011.

(d)	Options granted 1/02/2002, 1/02/2003, 1/02/2004, vested and became exercisable 25% on their respective grant date and 25% on each of the succeeding three anniversaries of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(e)	Except as indicated in footnote (f) below, options granted 10/24/2004 and 1/03/2005 vested and became exercisable 33-1/3% on each of the first, second and third anniversaries of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(f)	Options granted on 1/03/2005 to Mr. Leicle E. Chesser originally provided that they vested, became exercisable and expired on the same dates as the options granted 1/03/2005 and described above in footnote (e). However, pursuant to the Separation Agreement with Mr. Chesser, the options awarded to him on 1/02/2005 were amended to provide that they expire December 31, 2007 and that those options not otherwise exercisable on December 31, 2006 became exercisable on January 3, 2007.

     In the event a named executive officer (other than Mr. Chesser) who is a holder of any of the options set out in the “Outstanding Equity Awards” Table on page 20 is terminated by us without cause or terminates his employment for good reason or in the event we experience a change of control, the options reported in that Table become exercisable in full and remain exercisable for the balance of their term except in the case of the options expiring 10/23/2014 and 1/02/2015. In the case of those options, following termination of the named executive officer’s employment by us without cause or by him for good reason, the options are exercisable only for two years following such termination of employment. If the named executive officer’s employment terminates because of his retirement after age 65, death or disability, his options become exercisable for a period of three months following termination of employment in the case of retirement or disability and six months in the case of his death. If his employment is terminated by us for cause or he terminates his employment without good reason, only those options exercisable on the termination date may be exercised, and then only for a period of three months from the termination date. The terms “cause” and “good reason” are defined in the option agreements substantially as they are defined in the Severance Agreements discussed below on this page under the Section entitled “Potential Post Employment Payments”—“Severance Agreements”.

     All unvested restricted stock units reported in the “Outstanding Equity Awards” Table on page 20 were awarded in 2006 under our LTIP and are to vest in full in January 2009. However, if we experience a change of control prior to the scheduled vesting date, they will vest in full at that time and shares of our Common Stock in respect of them will be issued. If the employment of a named executive officer is terminated by us without cause or by him for good reason his restricted stock units will vest in full at such time and the shares of our Common Stock to be issued in respect of his restricted stock units will then be issued unless he is one of the fifty highest paid employees of us or our subsidiaries, in which case the shares will be issued six months after his termination. If employment of the named executive officer is terminated by us for cause or he terminates his employment without good reason, before his restricted stock units vest, he will forfeit the restricted stock units. The terms “cause” and “good reason” insofar as they pertain to the restricted stock units, are defined on page 30 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.

     The following Table sets forth with respect to each named executive officer certain information with respect to options exercised by him and his stock awards that vested during fiscal year 2006.

Option Exercises and Stock Vested in Fiscal Year 2006
	Option Awards		Stock Awards

	Number of	Value	Number of	Value Realized
	Shares Acquired	Realized on	Shares Acquired	on Vesting
Name	on Exercise (#)	Exercise ($)	on Vesting(#)	($)

Frank T. MacInnis	—	—	—	—
Anthony J. Guzzi	—	—	25,000	$1,090,750
Leicle E. Chesser	82,466	$3,270,665	5,095	$ 289,650
Sheldon I. Cammaker	60,000	2,653,600	—	—
Mark A. Pompa	15,000	696,900	—	—

POTENTIAL POST EMPLOYMENT PAYMENTS

Severance Agreements

     Each of Messrs. Frank T. MacInnis, Chairman of the Board of Directors and Chief Executive Officer, Anthony J. Guzzi, President and Chief Operating Officer, Sheldon I. Cammaker, Executive Vice President and General Counsel, and Mark A. Pompa, Executive Vice President and Chief Financial Officer, is a party to a severance agreement with us, which we refer to as the “Severance Agreements”. The Severance Agreements each provide for specified benefits under certain circumstances should the executive officer’s employment with us terminate. We refer to Messrs. MacInnis, Guzzi, Cammaker, and Pompa, in this Section, individually as an “named executive officer” and collectively as “named executive officers.”

Termination by us without Cause or Termination by the Named Executive Officer for Good Reason

     The Severance Agreements each provide that if the named executive officer’s employment is terminated by us without cause (summarized below) or if he terminates his employment for good reason (summarized below), we will pay the named executive officer an amount equal to twice his base salary in effect immediately prior to his termination. We will pay this amount in eight equal quarterly installments. In addition, we will pay the named executive officer all unpaid amounts for his annual incentive award for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to his prorated target annual incentive award for the year in which his termination takes place. We will calculate this amount by multiplying his target annual incentive award by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by us and the denominator of which is 365.

     We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer provides comparable coverage, we will stop providing coverage.

     No amounts are payable under a Severance Agreement if a named executive officer’s employment is terminated for cause or without good reason. In addition, no severance benefits are payable under a Severance Agreement if benefits are payable under a named executive officer’s Change of Control Agreement referred to on page 25.

     If a named executive officer’s employment had been terminated by us without cause or by him for good reason as of December 31, 2006, the payments by us under the Severance Agreements to:

  Mr. MacInnis would have been $2,610,000;
  Mr. Guzzi would have been $1,800,000;
  Mr. Cammaker would have been $1,335,000; and
  Mr. Pompa would have been $1,125,000.

     In addition, the annual expense we would recognize for providing the insurance benefits for the periods described above for:

  Mr. MacInnis would have been $48,522;
  Mr. Guzzi would have been $30,035;
  Mr. Cammaker would have been $29,393; and
  Mr. Pompa would have been $26,065.

Definition of Cause and Good Reason

      “Cause” is defined in each named executive officer’s Severance Agreement as:

  the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to us;
  the named executive officer committing a material and continuing breach of the terms of the Severance Agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or
  the named executive officer’s conviction of a felony.

     For purposes of this definition, no act, or failure to act, on the named executive officer’s part is deemed “willful” unless done, or omitted to be done, by him in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.

      “Good reason” is defined in each named executive officer’s Severance Agreement as:

  our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;
  our or one of our subsidiaries failing to pay to the named executive officer any portion of his current compensation that is already earned and due;
  our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s Severance Agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or
  the termination of a specified Indemnity Agreement in effect between the named executive officer and us.

Payments in the Event of Permanent Disability

     Each named executive officer’s Severance Agreement also provides that, in the event of his permanent disability (summarized below), we will provide the same insurance benefits described above in the case of termination of his employment by us without cause or by him for good reason.

     In the event of permanent disability, we will pay the named executive officer a lump sum payment equal to:

  all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid, plus a prorated amount of his target annual incentive award for the year in which his employment terminates.

     If the named executive officer’s permanent disability took place as of December 31, 2006, the lump sum payment to:

  Mr. MacInnis would have been $870,000;
  Mr. Guzzi would have been $600,000;
  Mr. Cammaker would have been $445,000; and
  Mr. Pompa would have been $375,000.

     “Permanent disability” exists if the named executive officer has been absent from his duties on a full-time basis for a period of six consecutive months as a result of his incapacity due to physical or mental illness.

Payments in the Event of Death

     Each Severance Agreement also provides for payment upon the named executive officer’s death to his estate or his designated beneficiaries of a lump sum equal to:

  three months of his base salary and any unpaid annual incentive award as of the date of his death, for any calendar year ending before the year in which his death occurs, which would have been payable had he remained employed by us until the date such annual incentive award would otherwise have been paid, plus a prorated amount of his target annual incentive award for the year in which his death occurs.

      If the named executive officer’s death had occurred on December 31, 2006, the lump sum payment to:

  Mr. MacInnis would have been $1,087,500;
  Mr. Guzzi would have been $750,000;

  Mr. Cammaker would have been $556,250; and
  Mr. Pompa would have been $468,750.

Non-Competition Restriction

     Each named executive officer’s Severance Agreement also provides that for two years following termination of his employment, he will not directly or indirectly, own, manage, operate, conduct, control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control or accept employment with or be connected in any manner with any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.

     However, the named executive officer will not be deemed to be so involved with a competing business if:

  no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities, that are in competition with us or one of our subsidiaries; and
  the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.

     The named executive officer will be released from the non-competition obligation if he waives his right to receive any of his severance benefits.

Non-Solicitation Restriction

     For a year following the termination of his employment, each named executive officer has agreed in his Severance Agreement that he will not on his own or anyone else’s behalf:

  solicit, encourage, or participate in soliciting or encouraging any customer or supplier of us or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or
  hire any person who at the time of offer of employment or within six months prior to such offer was an employee of us or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of us or one of our subsidiaries to terminate (or otherwise adversely alter) his employment relationship.

Chesser Separation Agreement

     Effective April 3, 2006, Mr. Chesser and we terminated his severance agreement and his change of control agreement. Instead, we entered into a Separation Agreement with Mr. Chesser providing for the termination of his employment at the end of 2006.

     Under the terms of the Separation Agreement, Mr. Chesser served as our Vice Chairman through the end of 2006 at an annual salary of $450,000. Mr. Chesser was eligible for an annual incentive award based upon our 2006 operations and his individual performance goals and objectives. In addition, 6,834 restricted stock units (as adjusted for the February 2006 2-for-1 stock split) awarded to him under our Executive Stock Bonus Plan described below will be converted into shares of Common Stock on July 1, 2007 and 6,838 restricted stock units (as adjusted for the February 2006 2-for-1 split) also awarded to him under our Executive Stock Bonus Plan were converted into shares of our Common Stock on February 23, 2007. Those restricted stock units would otherwise have been converted into shares of our Common Stock on Mr. Chesser’s termination of employment.

     In addition, Mr. Chesser gave up any rights to cash payouts under our LTIP and to 15,284 restricted stock units awarded to him as of January 3, 2006 under our LTIP. We granted him 5,095 restricted stock units under our Management Stock Incentive Plans entitling him to receive an equal number of shares of our Common Stock on the first business day following the day on which we release to the public generally our results for the 2008 fourth quarter. In addition, with respect to an option grant made to him in January 2005, we accelerated the exercisability by him of options to purchase 22,466 shares of our Common Stock from January 3, 2008 to January 3, 2007. Moreover, for 18 months from December 31, 2006 we continue to provide Mr. Chesser and his wife with medical insurance benefits at an expense we recognized as $12,264; provided he continues to pay the employee’s share of premiums for such coverage.

     Mr. Chesser has agreed, among other things, that for a period of 12 months from December 31, 2006, he will make himself available to us for consultation at the rate of $300 per hour. During that period, he is not to compete with us or any of our subsidiaries. The terms of Mr. Chesser’s covenant not to compete are substantially as set forth in the Severance Agreements described above for the named executive officers. However, Mr. Chesser is not precluded from serving as a member of the board of directors of any competing entity or as an outside consultant to such competing entity if such consulting services are on an assignment-by-assignment basis and do not represent other than occasional consulting, and any such assignment does not take more than ninety days. Mr. Chesser also agreed not to disclose any of our confidential information and not to make any statements critical of or embarrassing to us.

Change of Control Agreements

     Each named executive officer is also a party to a Change of Control Agreement with us, which we refer to as the “Change of Control Agreements”. The purpose of the Change of Control Agreements is to retain the services of the named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.

     Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death, disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control”, “cause” and “good reason” are defined on page 26.

     Each named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his employment without cause or he terminates his employment for good reason within two years following a Change of Control. This severance benefit is equal to the sum of three times:

  his annual base salary at the time of the change of control;
  the higher of (a) his annual incentive award for the year prior to the change of control or (b) the average of his annual incentive awards for the three years before the change of control; and
  the value of perquisites provided in respect of the year prior to the change of control.

     In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each named executive officer also is entitled to a pro rata amount of the higher of (a) his annual incentive award for the year prior to the change of control or (b) the average of his annual incentive awards for the three years prior to the change of control.

     Other severance benefits include outplacement assistance and a continuation of insurance benefits for three years. Each named executive officer also agreed that he would retain in confidence all our confidential information.

     If the severance benefits provided for under the Change of Control Agreements are paid to the named executive officers, and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, the named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on which an excise tax would be due. In that case, under the Change of Control Agreements, the named executive officers would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to their respective net after-tax benefits as if no excise tax had been imposed.

     If a named executive officer’s employment had terminated as of December 31, 2006 under circumstances entitling him to the severance benefits provided for under the Change of Control Agreements and our other agreements, policies, plans, and programs, it is estimated that the payment by us, excluding excise tax and gross-up payments to:

  Mr. MacInnis would have been $9,616,091;
  Mr. Guzzi would have been $6,207,650;
  Mr. Cammaker would have been $5,080,540; and
  Mr. Pompa would have been $4,007,118.

      In such case, the amounts paid by us in respect of excise taxes and gross-up payments to:

  Mr. MacInnis would have been $4,844,852;
  Mr. Guzzi would have been $3,392,281;
  Mr. Cammaker would have been $2,252,050; and
  Mr. Pompa would have been $2,158,634.

     In addition, the cost of the outplacement benefit for each named executive officer would have been $50,000.

     The estimated annual expense to the Company for providing the insurance benefits under the Change of Control Agreements for three years to:

  Mr. MacInnis would have been $122,781;
  Mr. Guzzi would have been $67,320;
  Mr. Cammaker would have been $81,164; and
  Mr. Pompa would have been $55,410.

Definition of Change of Control, Cause and Good Reason

     For purposes of the Change of Control Agreements a “change of control” means, in general, the occurrence of:

  a person or group of persons acquiring 25% or more of our voting securities;
  our Stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or
  our Incumbent Directors failing to constitute at least a majority of our Board during any two year period. An “Incumbent Director” is defined, generally, as a director or one who is a director immediately before the beginning of the two year period.

      “Cause” is defined as:

  the named executive officer’s willful and continued failure to perform substantially his duties for us (other than by reason of physical or mental illness); or
  his conviction of, or plea of guilty or nolo contendere to, a felony; or

  his willful engagement in gross misconduct which is materially and demonstratably injurious to us.

      “Good Reason” is defined as occurring if:

  the named executive officer’s annual base salary is reduced;
  his annual incentive award is reduced below the higher of (a) the annual incentive award paid or payable to him in respect of the year before the change of control or (b) the average of his annual incentive awards paid or payable to him in respect of the three years prior to the Change of Control;
  his duties and responsibilities are materially and adversely reduced;
  the program of incentive compensation and retirement and insurance benefits offered to him are materially and adversely reduced;
  he is required to relocate more than 50 miles from his primary work location before the change of control; or
  the Change of Control Agreement is not assumed by a successor to the Company.

Incentive Plan For Senior Executive Officers

     Pursuant to the terms of our Incentive Plan for Senior Executive Officers, which became effective beginning in 2005, 20% of each named executive officer’s and Mr. Chesser’s annual incentive award has been payable in phantom stock units, with each unit representing one share of our Common Stock. Each named executive officer is entitled to a number of phantom stock units which is determined by dividing 20% of his annual incentive award by the fair market value of a share of our Common Stock on March 5 of the year following the year in respect of which the annual incentive award is made and multiplying the result by 125%.

     Generally, upon termination of the named executive officer’s employment for any reason or if we experience a change of control, we will pay the named executive officer a lump sum amount equal to the number of his phantom stock units multiplied by the fair market value of a share of our Common Stock on the date of the termination of his employment or change of control. If one of those events had occurred on December 31, 2006, in respect of his phantom units:

  Mr. MacInnis would have received $553,321;
  Mr. Guzzi would have received $345,819;
  Mr. Chesser would have received $286,581;
  Mr. Cammaker would have received $286,581; and
  Mr. Pompa would have received $223,989.

     However, if the named executive officer is one of the fifty highest paid employees of us and our subsidiaries, any payment to him, required as a result of a termination of employment, and the date to be used to value a share of our Common Stock to compute the amount of his payment, would be deferred for six months to avoid any excise tax under Section 409A of the Code. “Change of control” has the same meaning as “change of control” described above under “Change of Control Agreements.”

Executive Stock Bonus Plan

     Under our Executive Stock Bonus Plan, a portion of Messrs. MacInnis’, Chesser’s, Cammaker’s, and Pompa’s annual incentive awards for 2003 and 2004 was paid in restricted stock units. On February 23, 2007, we issued to each of them a number of shares of our Common Stock equal to the number of restricted stock units they hold in respect of their annual incentive awards for 2003. On or about February 21, 2008, we will issue to Messrs. MacInnis, Cammaker and Pompa a number of shares of our Common Stock equal to their respective restricted stock units for their 2004 awards. No restricted stock units have been or will be issued under the Executive Stock Bonus Plan for any year after 2004.

     The Executive Stock Bonus Plan provides that on termination of the named executive officer’s employment for any reason or immediately before we experience a change of control, the named executive officer is to receive a number of shares of our Common Stock equal to the number of his restricted stock units granted under the Executive Stock Bonus Plan. If, as of December 31, 2006, we had experienced a Change of Control or if the named executive officer’s employment had then terminated:

  Mr. MacInnis would have received 23,110 shares of our Common Stock with a then fair market value of $1,313,804;
  Mr. Cammaker would have received 10,224 shares of our Common Stock with a then fair market value of $581,234; and
  Mr. Pompa would have received 9,202 shares of our Common Stock with a then fair market value of $523,134.

     However, if the named executive officer is one of the fifty highest paid employees of us and our subsidiaries, the issuance of the shares as a result of termination of his employment would be deferred for six months to avoid any excise tax under Section 409A of the Code.

     Under the terms of his Separation Agreement, Mr. Chesser received 6,838 shares on February 23, 2007 and will receive an additional 6,834 shares on July 1, 2007 in respect of the restricted stock units granted to him under the Executive Stock Bonus Plan. As of December 31, 2006 these shares had a value of $777,253.

     Mr. Guzzi did not participate in the Executive Stock Bonus Plan.

     “Change of control” has the same meaning as “change of control” described on page 26 under “Change of Control Agreements”.

Long Term Incentive Plan

     Under our LTIP, which became effective commencing with 2006, we award each named executive officer annually a number of restricted stock units for which, at a future date, we will issue an equal number of shares of our Common Stock. (The LTIP is more fully described on page 9 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” on page 17 following the “Grants of Plan-Based Awards” Table.) In addition, under the LTIP each named executive officer is also entitled to a performance-based cash award if we achieve a pre-determined aggregate earnings per share objective, generally, for a three year measurement period. However, the first aggregate earnings per share objective was set in February 2006 for a two year measurement period consisting of 2006 and 2007.

LTIP Restricted Stock Units

     A number of shares of our Common Stock equal to the named executive officer’s LTIP restricted stock units are to be promptly issued to him if:

  we experience a Change of Control (which we define below) (provided that the Compensation Committee does not reasonably determine that the Change of Control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);
  we terminate the named executive officer’s employment without cause (which we define below);
  the named executive officer terminates his employment for good reason (which we define below);
  the named executive officer retires on or after December 14, 2008, provided he has reached age 65;
  the named executive officer becomes disabled and his employment terminates as a result; or
  the named executive officer dies while employed by the Company.

     The issuance of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we terminate the named executive officer’s employment for cause or the named executive officer resigns without good reason, then he will forfeit his LTIP restricted stock units.

     If we had experienced a change of control as of December 31, 2006 or if the named executive officer’s employment had terminated as of December 31, 2006 under circumstances under which he would have been entitled to shares of our Common Stock in respect of his LTIP restricted stock units, then:

  Mr. MacInnis would have received 41,322 shares of our Common Stock with a then fair market value of $2,349,156;
  Mr. Guzzi would have received 22,768 shares of our Common Stock with a then fair market value of $1,294,361;
  Mr. Cammaker would have received 15,284 shares of our Common Stock with a then fair market value of $868,895; and
  Mr. Pompa would have received 11,946 shares of our Common Stock with a then fair market value of $679,130.

Performance-Based Cash Target Bonus

     In addition, if, during one or more measurement periods, a named executive officer’s employment is terminated, under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP restricted stock units, then he also will be entitled to a prorated amount of his performance-based LTIP Cash Target Bonus for each measurement period in which the termination occurred. This amount is equal to his LTIP Cash Target Bonus for such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during measurement period as of his termination date, and the denominator of which is the total number of months making up the measurement period. LTIP Cash Target Bonuses are more fully described on page 10 in the Section entitled “Compensation Discussion and Analysis”.

     We will make this payment at such time as the payment would have been made had there been no termination of employment. However, the payment will be delayed for six months following termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we or the named executive officer had terminated his employment as of December 31, 2006 under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP restricted stock units, then, in respect of Cash Target Bonuses under the LTIP for the 2006 and 2007 measurement period and for the 2006, 2007, and 2008 measurement period:

  Mr. MacInnis would have received $183,750 and $245,000, respectively;
  Mr. Guzzi would have received $101,250 and $135,000, respectively;
  Mr. Cammaker would have received $67,769 and $90,625, respectively; and
  Mr. Pompa would have received $53,125 and $70,833, respectively.

     In addition, if during one or more measurement periods there is a change of control, then promptly thereafter we will pay each named executive officer his Cash Target Bonus for each measurement period. The Cash Target Bonus will be paid as if the Company had achieved 100% of its aggregate earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2006, in respect of Cash Target Bonuses under the LTIP for the 2006 and 2007 measurement period and for the 2006, 2007, and 2008 measurement period:

  Mr. MacInnis would have received $367,500 and $735,000, respectively;

  Mr. Guzzi would have received $202,500 and $405,000, respectively;
  Mr. Cammaker would have received $135,938 and $271,875, respectively; and
  Mr. Pompa would have received $106,250 and $212,500, respectively.

     If, as of December 31, 2006, we had terminated the named executive officer’s employment with cause or the named executive officer had resigned without good reason, then he would not have been entitled to any Cash Target Bonuses under the LTIP for any measurement period.

Definition of Cause, Good Reason, Change of Control and Disability

      For purposes of the LTIP, “cause,” generally, means:

  the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to the Company;
  the named executive officer’s conviction of a felony; or
  the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.

      “Good reason”, generally, means:

  a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or
  the failure to pay any portion of the named executive officer’s compensation that is earned and due.

     “Change of control” and “disability” have the same meanings as described under “Severance Agreements” above.

Stock Options

     All outstanding stock options held by the named executive officers to acquire shares of our Common Stock would, if not already exercisable, become exercisable (a) if a named executive officer’s employment is terminated by us without cause or by him for good reason or (b) upon a change of control. In the case of such a termination of employment, the period during which those options may be exercised is described on page 13 in the “Compensation Discussion and Analysis” Section under the heading “Retirement Plans and Severance Arrangements”. As indicated under the “Outstanding Equity Awards” Table above nearly all outstanding options held by our named executive officers are presently exercisable. If one of those events had occurred on December 31, 2006, the difference between the aggregate stock option exercise prices for the shares purchasable upon exercise of the named executive officer’s stock options and the closing price of an equal number of shares of our Common Stock as of December 29, 2006, the last day of the year on which our Common Stock traded, would have been.

  for Mr. MacInnis, $50,410,247;
  for Mr. Guzzi, $5,715,910;
  for Mr. Cammaker, $8,836,585; and
  for Mr. Pompa, $6,578,288.

DIRECTOR COMPENSATION

     The following Table sets forth certain information with respect to the compensation of our non-employee directors for fiscal year 2006. Mr. MacInnis, Chairman of the Board and our Chief Executive Officer, receives no additional compensation for serving on the Board.

Director Compensation for Fiscal Year 2006

	Fees Earned
	or Paid	Stock	Option	All Other
	In Cash	Awards	Awards	Compensation
	($)	($)	($)	($)	Total
Name	(a)	(f)	(f)	(g)	($)
Stephen W. Bershad	$70,000(b)	None	$282,149	$276	$352,425
David A.B. Brown	$70,000(c)	None	$282,149	$276	$352,425
Larry J. Bump	$65,000(d)	$48,000	$211,115	$276	$324,391
Albert Fried, Jr.	$60,000	None	$282,149	$276	$342,425
Richard F. Hamm, Jr.	$70,000(e)	$48,000	$211,115	$276	$329,391
Michael T. Yonker	$60,000	$48,000	$211,115	$276	$319,391

(a)	Each director receives an annual retainer of $60,000 in cash and $40,000 in equity as discussed below.

(b)	For serving as a member of the Audit Committee, Mr. Bershad receives an additional annual fee of $5,000 and for serving as Chairman of the Compensation Committee he receives an additional annual fee of $5,000.

(c)	For serving as Chairman of the Audit Committee, Mr. Brown receives an additional annual fee of $10,000.

(d)	For serving as a member of the Audit Committee, Mr. Bump receives an additional annual fee of $5,000.

(e)	For serving as a member of the Audit Committee, Mr. Hamm receives an additional annual fee of $5,000 and for serving as Chairman of the Corporate Governance Committee, he receives an additional annual fee of $5,000.

(f)	The stock awards and option awards represent compensation expense for 2006 recognized for financial reporting in accordance with FAS 123R, ignoring forfeiture assumptions. See Note I to our financial statements for the year ended December 31, 2006 included in our Form 10-K for that year for the assumptions we made in the computation of the value of these stock option awards. Messrs. Bump, Hamm, and Yonker each received one stock award and one option award for 2006, and the amounts reported for them under the “Stock Awards” column and the “Option Awards” column of this Table represent the full grant date fair value of such awards. Messrs. Bershad, Brown and Fried each received two option awards for 2006, one with a full grant date fair value of $71,034 and the other with a full grant date fair value of $211,115. The exercise prices for the option awards with a full grant date fair value of $71,034, were, in accordance with the terms of the plan under which they were granted, based upon the average of the high and low prices of our shares of Common Stock as traded on the New York Stock Exchange on the date of the grant.

(g)	Represents the amounts reimbursed for taxes on premiums paid by us for directors’ excess liability insurance. Value of 2006 perquisites is not shown because the aggregate amount for each non-employee director did not exceed $10,000.

(h)	As of December 31, 2006 each of the above-named directors held outstanding options granted to him by us to acquire the following number of shares: Stephen W. Bershad, 109,345 shares; David A.B. Brown, 90,691 shares; Larry J. Bump, 33,787 shares; Albert Fried, Jr., 109,345 shares; Richard F. Hamm, Jr., 60,584 shares; and Michael T. Yonker, 65,334 shares. In addition, as of that date Messrs. Bump, Hamm, and Yonker each held 1,380 shares pursuant to stock awards in respect of his annual retainer.

     For 2006, the annual retainer for each non-employee director was $100,000. Of this amount, $60,000 was payable in cash and $40,000 was payable in options under our 1997 Non-Employee Directors’ Non-Qualified Stock Option Plan, which we refer to as the “1997 Directors’ Option Plan”, or in shares of Common Stock under our 2005 Stock Plan for Directors, as each director chose with respect to the calendar year 2006. In addition, for 2006 the Chairman of the Audit Committee received an annual fee of $10,000 and each other member of the Audit Committee received an annual fee of $5,000. An annual fee of $5,000 was also paid to the Chairman of the Compensation Committee and the Chairman of the Corporate Governance Committee.

     For 2006, three directors elected to receive shares under our 2005 Stock Plan for Directors. As adjusted for our 2-for-1 stock split in February 2006, which we refer to as the “split”, each of these directors was awarded 1,380 shares of Common Stock, of which 690 were delivered on the first business day in January 2006 and 690 were delivered on the first business day in January 2007. In addition, three directors chose for 2006 to receive options under the 1997 Directors’ Option Plan. As adjusted for the split, each of these directors was awarded an option with a five year term to purchase 6,354 shares at a per share option price of $35.58 per share, the fair market value of a share of Common Stock on the first business day of January 2006. One-quarter of the option became exercisable quarter annually beginning with the first day of each calendar quarter in 2006.

     In addition, pursuant to our 2003 Non-Employee Directors’ Stock Option Plan, each non-employee director was granted on June 15, 2006 an option to purchase 10,000 shares of our Common Stock upon his re-election to the Board at our annual meeting of stockholders with an option exercise price of $45.05 equal to the fair market value of a share of our Common Stock on the grant date based on the average of the high and low prices of our Common Stock on the New York Stock Exchange. The option became exercisable commencing with the grant date and may be exercised during its ten year term at any time or from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2006, the Compensation Committee was responsible for matters concerning executive compensation.

     Messrs. Bershad, Bump, Fried and Yonker served as members of the Compensation Committee during 2006.

      No member of the Compensation Committee:

  was at any time during 2006 an officer or employee of us or any of our subsidiaries;
  was formerly an officer of us or any of our subsidiaries; or
  has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

      The following is the report of the Compensation Committee for the fiscal year ended December 31,2006.

     We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management

     Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2006.

By: Compensation and Personnel Committee Stephen W. Bershad, Chairman Larry J. Bump Albert Fried, Jr. Michael T. Yonker

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2006, included in EMCOR’s annual report on Form 10-K for that year.

     We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.

     We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

     We have received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which we refer to as the “Independence Discussions with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR by Ernst & Young LLP of audit and non-audit services, as described under the Table of “Fees” in the Section entitled “Ratification of Appointment of Independent Auditors” of its Proxy Statement for its Annual Meeting of Stockholder to be held June 20, 2007, is compatible with the independence of Ernst & Young LLP.

     Based on the review and discussions referred to above in this report, we recommended to EMCOR’s Board that the audited financial statements be included in EMCOR’s annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

By:	Audit Committee

David A. B. Brown, Chairman Stephen W. Bershad Larry J. Bump Richard F. Hamm, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following Table sets forth as of April 24, 2007 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.

	Amount and Nature	Percent
Name and Address of Beneficial Owner	of Beneficial Ownership	Owned
Goldman Sachs Asset Management, L.P.	3,949,920(1)	12.4%
32 Old Slip
New York, New York 10005

Munder Capital Management	1,657,058(2)	5.2%
Munder Capital Center
480 Pierce Street
Birmingham, Minnesota 48009

(1)	Based on a Schedule 13G Information Statement filed by Goldman Sachs Asset Management, L.P., which we refer to as “GSAM”. The Schedule 13G discloses that GSAM has sole dispositive power with respect to the 3,949,920 shares and sole voting power to vote 3,544,500 of such shares.

(2)	Based on a Schedule 13G Information Statement filed by Munder Capital Management, which we refer to as “Munder”. The Schedule 13G discloses that Munder has sole power to vote or direct the vote of 1,517,181 of the 1,657,058 shares and sole power to dispose or direct the disposition of such 1,517,181 shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following Table sets forth as of April 24, 2007, certain information regarding the beneficial ownership of our Common Stock by each of our directors, our Chief Executive Officer, our Chief Financial Officer, our former chief financial officer, and each of our other two most highly compensated executive officers, and all our directors and executive officers as a group, for the fiscal year ended December 31, 2006. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)	Percent
Frank T. MacInnis	1,397,224 (2)	4.2%
Stephen W. Bershad	137,743 (3)	*
David A.B. Brown	91,089 (3)	*
Larry J. Bump	33,565 (3)	*
Albert Fried, Jr.	136,743 (3)	*
Richard F. Hamm, Jr.	62,817 (3)	*
Michael T. Yonker	67,567 (3)	*
Anthony J. Guzzi	170,558 (2)	*
Sheldon I. Cammaker	267,353 (2)	*
Leicle E. Chesser	276,547 (2)	*
Mark A. Pompa	194,534 (2)	*
All directors and executive officers as a group	3,052,920 (4)	8.8%
* Represents less than 1%.

(1)	The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this Table have been rounded.

(2)	Includes:

in the case of Mr. MacInnis, 1,196,611 shares;
in the case of Mr. Guzzi, 107,334 shares;
in the case of Mr. Cammaker, 231,422 shares;
in the case of Mr. Chesser, 231,422 shares; and
in the case of Mr. Pompa, 167,138 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock option plans and programs. Also includes:

  in the case of Mr. MacInnis, 84,728 shares;
  in the case of Mr. Guzzi, 34,765 shares;
  in the case of Mr. Cammaker, 32,923 shares;
  in the case of Mr. Chesser, 18,767 shares; and
  in the case of Mr. Pompa, 27,396 shares;

which shares are to be issued in respect of restricted stock units.

(3)	Includes:

in the case of Mr. Bershad, 107,743 shares;
in the case of Mr. Brown, 89,089 shares;
in the case of Mr. Bump, 32,185 shares;
in the case of Mr. Fried, 107,743 shares;
in the case of Mr. Hamm, 60,584 shares; and
in the case of Mr. Yonker, 65,334 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs for non-employee directors.

(4)	Includes 2,587,495 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs and 221,549 shares to be issued in respect of restricted stock units.

ELECTION OF DIRECTORS (Proposal 1)

     At our Annual Meeting, seven directors are to be elected by the holders of our Common Stock to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at our Annual Meeting. Information concerning the following nominees for election at our Annual Meeting is set forth below. Each nominee is presently one of our directors. While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

     Frank T. MacInnis, Age 60. Mr. MacInnis has been Chairman of the Board and our Chief Executive Officer since April 1994. He also served as our President from April 1994 to April 1997 and from February 2004 to October 2004. From April 1990 to April 1994, Mr. MacInnis was President and Chief Executive Officer, and from August 1990 to April 1994, was Chairman of the Board, of Comstock Group Inc., a nationwide electrical contracting company. From 1986 to April 1990, Mr. MacInnis served as Senior Vice President and Chief Financial Officer of Comstock Group Inc. In addition, from 1986 to April 1994, Mr. MacInnis was also President of Spie Group Inc., which has or had interests in Comstock Group Inc., Spie Construction Inc., a Canadian pipeline construction company, and Spie Horizontal Drilling Inc., a United States company engaged in underground drilling for pipelines and communications cable. Mr. MacInnis is also a director of The Williams Companies, Inc. and ITT Inc.

     Stephen W. Bershad, Age 65. Mr. Bershad has been Chairman of the Board and Chief Executive Officer for more than the past five years of Axsys Technologies, Inc., a manufacturer of precision optical components and systems for aerospace, defense and other high technology markets. He has been one of our directors since December 15, 1994.

     David A.B. Brown, Age 63. Mr. Brown has been Chairman of the Board of Directors of Pride International, Inc. since May 2005 and Chairman of the Board of Directors of Layne Christensen Company since June 2005. Layne Christensen provides drilling services and related products and services in the principal markets of water resources, mineral exploration, geo construction, and energy. Pride International is a leading provider of contract drilling and related services to oil and natural gas companies worldwide, operating offshore and on land. For more than five years prior to July 2005, Mr. Brown was President of The Windsor Group, a management consulting firm of which he was a co-founder. He has been one of our directors since December 15, 1994.

     Larry J. Bump, Age 67. Mr. Bump, a private investor, was Chairman of the Board of Directors of Willbros Group, Inc., an international engineering and construction company from 1981 until May 2004. From 1977 to 1980, he was President and Chief Operating Officer of Willbros Group, Inc. and from 1980 until 2002, when he retired, he was Chief Executive Officer of that company. Mr. Bump has been one of our directors since February 27, 2003.

     Albert Fried, Jr., Age 76. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. He has been one of our directors since December 15, 1994.

     Richard F. Hamm, Jr., Age 47. Mr. Hamm has been the Senior Vice President, Corporate Development, General Counsel and Secretary of Dendreon Corporation, which we refer to as “Dendreon”, a biotechnology company developing targeted therapies for the treatment of cancer, since December 2005 and Senior Vice President, General Counsel and Secretary of Dendreon since November 2004. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. From July 2000 to April 2002, he was Vice President, Corporate Development & Planning of Carlson Companies, Inc., which we refer to as “Carlson”, a global travel, hospitality and marketing services company, and was Vice President, Corporate Strategic Development & Acquisitions of Carlson from January 1999 to June 2000. Mr. Hamm has been one of our directors since June 19, 1998. He is also a director of Axsys Technologies, Inc.

     Michael T. Yonker, Age 63. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. He has been one of our directors since October 25, 2002. Mr. Yonker is also a director of Modine Manufacturing Company and Woodward Governor Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION TO THE BOARD OF EACH OF THE ABOVE-NAMED NOMINEES.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes, as of December 31, 2006, equity compensation plans that were approved by Stockholders and equity compensation plans that were not approved by Stockholders. The information in the table and in the notes thereto have been adjusted for the 2-for-1 stock split effected on February 10, 2006.

			(C)
			Number of Securities
			Remaining Available for
	(A)	(B)	Future Issuance under
	Number of Securities to be	Weighted Average	Equity Compensation
	Issued upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column A)

Equity Compensation Plans
Approved by Security holders	1,355,189	$23.77	911,465 (1)
Equity Compensation Plans Not
Approved by Security Holders	1,911,084 (2)	$18.94	51,058 (3)

Total	3,266,273	$20.94	962,523

(1)	Includes 95,862 shares of our Common Stock available for future issuance under our 1997 Non-Employee Directors’ Non- Qualified Stock Option Plan (the “1997 Directors’ Plan”), 767,743 shares of our Common Stock available for future issuance under our 2005 Management Stock Incentive Plan and 47,860 shares of our Common Stock available for future issuance under our 2005 Stock Plan for Directors. The shares available for future issuance under our 2005 Management Stock Incentive Plans may be issuable in respect of options and/or stock appreciation rights granted under the Plan and/or may also be issued pursuant to the award of restricted stock, unrestricted stock and/or awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our Common Stock. Our shares of Common Stock that remain available for issuance under our 2005 Stock Plan for Directors are issuable to each non-employee director who elects to receive $40,000 of his non- cash annual retainer in shares of our Common Stock. The number of shares issuable to each such director is determined by dividing $40,000 by the fair market value of a share of our Common Stock as of the first business day of each calendar year and increasing such resulting number by 20%. One-half of such shares are to be delivered to the director promptly after the first business day of the calendar year, and the other half are held by us for one year after which they are to be delivered to the director. On January 5, 2007, an aggregate of 66,313 restricted common stock units were granted to executive officers under our 2005 Management Incentive Plan in accordance with our Long Term Incentive Plan and 1,706 shares of our Common Stock and 12,812 options to purchase shares of our Common Stock were issued to non-employee directors under the 2005 Stock Plan for Directors and the 1997 Directors’ Plan, respectively.

(2)	34,666 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our employees (other than executive officers) (the “Employee Options”), 1,785,866 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our executive officers (the “Executive Options”), 24,000 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our Directors (the “Director Options”), and 66,552 shares relate to restricted common stock units (“RSUs”) described under “Restricted Share Units” on page 39.

(3)	Represents shares relating to the grant of RSUs.

(4)	As of April 24, 2007 an aggregate of 2,797,765 shares was issuable pursuant to the exercise of outstanding options, which options had a weighted average exercise price of $20.17 and a weighted average remaining life of 5.03 years. In addition as of that date 230,466 shares were issuable in respect of outstanding restricted stock units.

Employee Options

     The Employee Options referred to in note (2) to the immediately preceding table under Equity Compensation Plan Information (the “Table”) vest over three years in equal annual installments, commencing with the first anniversary of the date of grant of the Employee Options. Our Board of Directors granted such

Employee Options to certain of our key employees based upon their performance. Those Employee Options have an exercise price per share equal to the fair market value of a share of our Common Stock on their respective grant dates and have a term of ten years from the grant date.

Executive Options

     The references below to numbers of options and to option exercise prices have been adjusted for the 2-for-1 stock split effected on February 10, 2006.

     180,000 of the Executive Options referred to in note (2) to the Table were granted to six of our executive officers in connection with their employment agreements with us, which employment agreements were made as of January 1, 1998, as amended (the “1998 Employment Agreements”), and have since expired. Pursuant to the terms of the 1998 Employment Agreements, each such executive officer received a fixed number of Executive Options on the first business day of 2000 and 2001 with respective exercise prices of $8.78 and $12.72 per share; in addition, Mr. MacInnis, our Chairman of the Board and Chief Executive Officer, received an additional grant under his 1998 Employment Agreement of an option to purchase 400,000 shares with an exercise price of $9.88 per share. Such Executive Options vested on the first anniversary of the grant date, other than the option granted to Mr. MacInnis for 400,000 shares which vested in four equal installments based upon our Common Stock reaching target stock prices of $12.50, $15.00, $17.50 and $20.00.

     1,205,866 of the Executive Options referred to in note (2) to the Table were granted to six executive officers in connection with employment agreements with us, which employment agreements were dated January 1, 2002 (the “2002 Employment Agreements”) and have since expired, and 60,000 of the Executive Options were granted to Mr. Anthony Guzzi, our President and Chief Operating Officer, when he joined us in October 2004. Of these Executive Options, (i) an aggregate amount of 275,800 of such Executive Options were granted on December 14, 2001 (exercisable in full upon grant) with an exercise price of $20.85 per share, (ii) an aggregate amount of 231,400 of such Executive Options were granted on January 2, 2002 with an exercise price of $23.18 per share, (iii) an aggregate amount of 253,870 of such Executive Options were granted on January 2, 2003 with an exercise price of $27.37 and (iv) an aggregate amount of 384,796 of such Executive Options were granted on January 2, 2004 with an exercise price of $21.92. The Executive Options referred to above in clause (i) were exercisable in full on the grant date; the Executive Options referred to above in clauses (ii), (iii) and (iv) provided that they were exercisable as follows: one-fourth on the grant date, one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date and one-fourth on the last business day of the calendar year immediately preceding the third anniversary of the grant date. During 2004, the out-of-the-money Executive Options referred to in clauses (iii) and (iv) were vested in full in anticipation of a change in accounting rules requiring the expensing of stock options beginning in January 2006. The options granted to Mr. Guzzi are exercisable in three equal annual installments, commencing with the first anniversary of the date of grant.

     Each of the Executive Options granted have a term of ten years from their respective grant dates (except for the option grant to Mr. MacInnis for 400,000 shares, which provided for a term of approximately 8 1 / 2 years) and an exercise price per share equal to the fair market value of a share of Common Stock on their respective grant dates.

Director Options

     The references below to numbers of options and to option exercise prices have been adjusted for the 2-for-1 stock split effected on February 10, 2006.

     During 2002, each of our non-employee directors received 4,000 Director Options. These options were in addition to the 6,000 options to purchase our Common Stock that were granted to each non-employee director under our 1995 Non-Employee Directors’ Non-Qualified Stock Option Plan, which plan has been approved by the our stockholders. The price at which such Director Options are exercisable is equal to the fair market value per share of Common Stock on the grant date. The exercise price per share of the

Director Options is $27.75 per share, except those granted to Mr. Yonker, upon his election to the Board on October 25, 2002, which have an exercise price of $25.88 per share. All of these options became exercisable commencing with the grant date and have a term of ten years from the grant date.

Restricted Share Units

     An Executive Stock Bonus Plan (the “Stock Bonus Plan”) was adopted by our Board of Directors in October 2000 and amended on December 11, 2003. Pursuant to the Stock Bonus Plan, as amended, 25% of the annual bonus earned by each executive officer for each of the years 2001 through 2005 has been automatically credited to him in the form of Restricted Stock Units (“RSUs”) to be converted into shares of our Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus is determined. The RSUs are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the first business day following the day upon which we release to the public generally our results in respect of the fourth quarter of the third calendar year following the year in respect of which the RSUs were granted (“Release Date”), (ii) the executive officer’s termination of employment for any reason or (iii) immediately prior to a “change of control” (as defined in the Stock Bonus Plan). In addition, pursuant to the Stock Bonus Plan, each executive officer was permitted at his election to cause all or part of his annual bonus not automatically credited to him in the form of RSUs under the Stock Bonus Plan to be credited to him in the form of units (“Voluntary Units”) that will subsequently be converted into Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus is determined. An election to accept Voluntary Units under the Stock Bonus Plan had to be made at least six months prior to the end of calendar year in respect of which the bonus will be payable. These Voluntary Units are to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the date elected by the executive officer, but in no event earlier than the Release Date, (ii) the executive officer’s termination of employment or (iii) immediately prior to a “change of control.” (Issuance of RSUs under the Stock Bonus Plan was discontinued after the issuance of RSUs in respect of 2005.)

PROPOSAL NO. 2—APPROVAL OF 2007 INCENTIVE PLAN

2007 Incentive Plan To Be In Lieu of Current Plans

     Our Board of Directors has adopted, subject to Stockholder approval, the 2007 Incentive Plan (the “2007 Incentive Plan”), which permits the issuance of up to 747,500 shares of our Common Stock.

     We currently have three equity plans pursuant to which we may make awards of shares of our Common Stock or options to acquire shares of our Common Stock. They are the 1997 Directors’ Option Plan, the 2005 Stock Plan for Directors, and the 2005 Management Stock Incentive Plan, which we refer to as the “Current Plans.”

     The number of shares available for future grants under the three Current Plans is 830,634 shares. If the 2007 Incentive Plan is adopted, our Board will not make any further grants of any kind, including stock option or stock grants, under the Current Plans.

     Under the current retainer arrangement we have with our non-employee directors, each director must accept 40% of his $100,000 retainer (or $40,000) in stock options or shares of our Common Stock, as he elects. Any such stock option awards are made under the 1997 Directors’ Option Plan which provides for an option term of five years and any such share awards are made under the 2005 Stock Plan for Directors. In addition, for the last several years, we have awarded stock options to each of our non-employee directors upon their election or re-election to the Board, and pursuant to this program, for the last three years, each director has been issued options with a ten year term to purchase 10,000 shares following his election or re-election to the Board under our 2003 Non-Employee Directors’ Stock Option Plan. However, no additional shares of Common Stock are available for option grants under the 2003 Non-Employee Directors’ Stock Option Plan.

     The 2005 Management Stock Incentive Plan, as amended, has been available for award of stock options, share grants, stock appreciation rights and/or the payment of performance-based cash awards to our key employees.

     The 2007 Incentive Plan authorizes for issuance a maximum of 747,500 shares, which is less than 90% of the aggregate number of shares available for issuance under the Current Plans, and provides that stock options or stock appreciation rights to be settled in shares may not have a term of more than eight years.

     Our Board of Directors adopted the 2007 Incentive Plan in order to give us maximum flexibility in granting equity awards to our non-employee directors and equity and cash based awards to key employees. We believe that the 2007 Incentive Plan will enable us to more effectively attract and retain directors and employees. We also believe that the 2007 Incentive Plan will motivate directors and our employees to exert their best efforts on behalf of the Company and its affiliates and that we will benefit from the added interest which such directors and employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

     Your approval of Proposal No. 2 will constitute your approval of the 2007 Incentive Plan, including its following provisions: (i) performance criteria upon which performance-based awards may be based under the 2007 Incentive Plan in those instances in which such awards are intended to be deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended or any successor statute thereto (the “Code”), (ii) the annual per participant limit of 200,000 shares on grants of options and the annual per participant limit of 200,000 shares on grants of stock appreciation rights, (iii) the annual per participant limit of 100,000 shares on grants of performance-based awards that are restricted stock or other stock-based awards, (iv) the annual per participant limit of $5,000,000 for other performance-based stock-based awards that are not denominated or payable in shares of Common Stock and (v) the participants eligible to receive awards under the 2007 Incentive Plan. See “Tax Status of 2007 Incentive Plan Awards—Section 162(m)” on page 41 for further information on the tax treatment of awards under the 2007 Incentive Plan

     If the 2007 Incentive Plan is not approved, our Board will continue to grant stock option and share awards under the Current Plans, and may seek other ways to compensate our directors for the loss of the annual stock option grants following their election or re-election to the Board referred to above.

     The description of the 2007 Incentive Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2007 Incentive Plan itself. The complete text of the 2007 Incentive Plan is attached as Exhibit B to this Proxy Statement.

Description of the 2007 Incentive Plan

     Administration. The 2007 Incentive Plan is administered by the Compensation and Personnel Committee of our Board (the “Compensation Committee”), which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code, “outside directors” within the meaning thereof. The Compensation Committee is authorized to interpret the 2007 Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2007 Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2007 Incentive Plan.

     Shares Subject to the Plan. The total number of shares of our Common Stock which may be issued under the 2007 Incentive Plan is 747,500. As of April 24, 2007, the closing price on The New York Stock Exchange of a share of our Common Stock was $64.70.

     Stock Options and Stock Appreciation Rights. The Compensation Committee may award non-qualified or incentive stock options for federal income tax purposes. Options granted under the 2007 Incentive Plan shall be vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee, but in no event shall an option be exercisable more than eight years after it is granted. The maximum number of shares of our Common Stock covered by options that may be granted during any calendar year to any participant shall be 200,000.

     The exercise price per share of our Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of our Common Stock on the date the option is granted. To the extent permitted by the Compensation Committee, the exercise price of an option may be paid (a) in cash or its equivalent, (b) in shares of our Common Stock having a fair market value equal to the aggregate exercise price and satisfying such other requirements as may be imposed by the Compensation Committee; provided, that such shares have been held by the participant for no less than six months, (c) partly in cash and partly in shares of our Common Stock, or (d) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell shares of our Common Stock obtained upon the exercise of the option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares of our Common Stock being purchased.

     The Compensation Committee also may grant stock appreciation rights independent of or in conjunction with an option. The maximum number of shares of our Common Stock covered by a stock appreciation right that may be granted during any calendar year to any participant shall be 200,000. The exercise price of a stock appreciation right shall not be less than the fair market value of our Common Stock on the date the stock appreciation right is granted; provided, however, that, in the case of a stock appreciation right granted in conjunction with an option, the exercise price may not be less than the exercise price of the related option. Each stock appreciation right granted independent of an option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of our Common Stock over (B) the per share exercise price, times (ii) the number of shares of our Common Stock covered by the stock appreciation right. Each stock appreciation right granted in conjunction with an option shall entitle a participant to surrender the option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of our Common Stock over (B) the per share exercise price, times (ii) the number of shares of our Common Stock covered by the option which is surrendered. Payment shall be made in shares of our Common Stock or in cash or partly in our Common Stock and partly in cash (with any Common Stock valued at fair market value), as shall be determined by the Compensation Committee. Stock Appreciation rights that may be settled, in whole or in part, in shares of our Common Stock cannot have a term of more than eight years. Stock appreciation rights granted under the 2007 Incentive Plan shall be vested and exercisable at such times and upon such other terms and conditions as may be determined by the Compensation Committee.

      No Repricing. The 2007 Incentive Plan prohibits the repricing of options or stock appreciation rights.

     Restricted Stock, Other Stock-Based Awards, and Cash Awards. The Compensation Committee shall determine the number of shares of restricted stock to grant to a participant, the duration of the period during which, and the conditions, if any, under which the restricted stock may be forfeited to us and the other terms and conditions of restricted stock awards.

     The Compensation Committee, in its sole discretion, may grant stock awards, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of our Common Stock and may grant cash awards which are not valued or otherwise based on shares. Other equity awards and cash awards may be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of our Common Stock (or the equivalent cash value of such shares of our Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

     Performance-Based Awards. Certain stock awards (including restricted stock awards), other stock-based awards and cash awards granted under the 2007 Incentive Plan may be granted in a manner designed to make them deductible by us under Section 162(m) of the Code. Such awards (“Performance-Based Awards”) shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvement in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. With respect to Performance-Based Awards, (a) the Compensation Committee shall establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (b) no awards shall be paid to any participant until the Compensation Committee certifies that the objective performance goals (and any other material terms) applicable to such awards have been satisfied. The maximum amount of Performance-Based Awards that may be granted during a calendar year to any participant shall be: (x) with respect to stock awards and other stock-based awards that are denominated or payable in shares, 100,000 shares of our Common Stock, (y) with respect to stock awards and other stock-based awards that are not denominated or payable in shares, $5,000,000, and (z) with respect to cash awards which are not otherwise valued or based on shares, $3,000,000.

     Adjustments Upon Certain Events. In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the Compensation Committee, in its sole discretion, shall adjust, as and in the manner and to the extent it deems equitable and appropriate, (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2007 Incentive Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which awards (including limits established for restricted stock or other stock-based awards) may be granted during a calendar year to any participant, (iii) the exercise price of any option or stock appreciation right and/or (iv) any other terms of the awards that the Compensation Committee determines to be affected by the event.

     Upon the occurrence of a change in control of the Company (as defined in the 2007 Incentive Plan), the 2007 Incentive Plan provides that the Compensation Committee may (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award or (B) cancel awards for fair value or (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted thereunder as determined by the Compensation Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the change in control, such options or stock appreciation rights shall be exercisable as to all shares of our Common Stock subject thereto and that upon the occurrence of the change in control, such options shall terminate.

     Amendment and Termination. Our Board may amend, alter or discontinue the 2007 Incentive Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of our Stockholders, if such action would, (i) increase the total number of shares reserved for the purposes of the 2007 Incentive Plan or increase the maximum number of shares of restricted stock or other equity awards that may awarded thereunder or the maximum number of shares for which awards may be granted to any participant during a calendar year (ii) modify the provisions relating to repricing of options or stock appreciation rights, the exercise prices of options, or the period during which awards of shares shall vest, or (iii) modify provisions relating to the term of stock options and stock appreciation rights that may be settled in shares of our Common Stock, or (b) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the 2007 Incentive Plan. No awards may be made under the 2007 Incentive Plan after ten years from its original date of approval by our stockholders.

Tax Status of 2007 Incentive Plan Awards

     Introduction. The following discussion of the federal income tax status of awards under the 2007 Incentive Plan is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes which are not described below.

     Incentive Stock Options. If the option is an incentive stock option, no income is realized by the participant upon grant or exercise of the option, and no deduction is available to us at such time except that upon exercise the excess of the fair market value of our Common Stock over the exercise price of the option is an item of tax preference potentially subject to the alternative minimum tax. If our Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, upon disposition of the shares, any resulting gain is taxed at long-term capital gains rates. If our Common Stock purchased pursuant to the option is disposed of before the expiration of such periods, any gain on the disposition of the shares, up to the difference between the fair market value of our Common Stock at the time of exercise and the exercise price of the option, is taxed at ordinary rates as compensation paid to the participant, and we are entitled to a deduction for an equivalent amount. Any amount realized by the participant in excess of the fair market value of the stock at the time of exercise is taxed at capital gains rates.

     Non-Qualified Options. If the option is a non-qualified option, no income is realized by the participant at the time of grant of the option, and no deduction is available to us at such time. At the time of exercise (other than by delivery to us of shares of our Common Stock), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the shares of our Common Stock on the date of exercise over the exercise price, and we receive a tax deduction for the same amount. If an option is exercised by delivering to us shares of our Common Stock, a number of shares received by the participant equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares received by the participant will be taxable to the participant as ordinary income (and we will receive a corresponding deduction), and the participant’s tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of shares of our Common Stock after the date of exercise is treated as capital gain or loss.

     Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is awarded, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash or the fair market value of our Common Stock received by the participant, and we shall be entitled to a deduction of equivalent value.

     Restricted Stock and Other Awards. Subject to Section 162(m) of the Code, discussed below, we receive a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on the restricted stock awarded lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of the grant by us to the participant of a restricted stock award as permitted under Section 83(b) of the Code, in which case both our deduction and the participant’s inclusion in income occur on the grant date. The value of any part of any other award distributed to participants shall be taxable as ordinary income to such participants in the year in which such stock, cash or other consideration is received, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding tax deduction.

     Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and, generally, the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to such deduction limit if certain requirements are meet. One requirement is stockholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the per share exercise price of the option or stock appreciation right be no less than fair market value of a share of our Common Stock on the date of grant.

2007 Incentive Plan Benefits

     It is anticipated that each non-employee director will receive an annual stock option grant with an eight year term of 10,000 shares of our Common Stock upon his election to our Board, or upon his re-election to our Board, at each annual meeting of our Stockholders. The option exercise price will be the fair market value of a share of our Common Stock on the grant date and the option will become fully exercisable as of the grant date. While it is anticipated that an option for 10,000 shares of Common Stock will be annually granted to each non-employee director, the exercise price and value of such options are not determinable at this time.

     It is also anticipated that under the 2007 Incentive Plan, each year each non-employee member of our Board will receive 40% of his non-cash annual retainer, as he determines, in either shares of our Common Stock or in stock options. With respect to those directors who determine to receive Common Stock, the current retainer arrangement provides that 50% of such shares are to be delivered on the first business day of the year and 50% of such shares are deliverable on the first anniversary thereof provided that the director has served out his entire term. The number of shares issuable to each such director is determined by dividing $40,000 by the fair market value of a share of our Common Stock as of the first business day of the applicable calendar year and increasing such resulting number by 20%. With respect to those directors who elect to receive stock options, the retainer arrangement provides that the stock options are to be granted on the first business day of the calendar year with an exercise price equal to the fair market value of a share of our Common Stock on such date. One-quarter of the option is to be exercisable on the first day of each calendar quarter, commencing with the grant date. All such options would have a 5-year term. The amount of shares of our Common Stock and options to be granted to each director as part of his annual non-cash retainer is not determinable at this time.

     We also anticipate that we will issue shares of our Common Stock in order to satisfy certain provisions of our Long Term Incentive Plan (the “LTIP”). Under the LTIP, restricted stock units (“RSUs”) are granted each year to LTIP participants who are members of our senior management and presently include, among others: Frank T. MacInnis, Chairman and Chief Executive Officer; Anthony J. Guzzi, President and Chief Operating Officer; Sheldon I. Cammaker, Executive Vice President, General Counsel and Corporate Secretary; and Mark A. Pompa, Executive Vice President and Chief Financial Officer. The award of such RSUs is based on a percentage of the individual’s base salary in effect on December 31 of the immediately preceding year. The number of RSUs is determined by dividing such dollar amount by the fair market value of a share of our Common Stock on the first business day of the applicable calendar year. Shares with respect to the RSUs vest on the third anniversary of the grant date of the RSUs and are to be issued approximately six weeks later. The percentage of base salary with respect to which RSUs are to be granted is provided for in the LTIP (subject to change by the Compensation Committee of our Board of Directors). For 2007, 66,313 RSUs were issued under the LTIP to participants in the LTIP. However, the number of RSUs to be issued in the future and the number of shares of Common Stock issuable in respect thereof is not determinable at this time.

     Any other future awards made under the 2007 Incentive Plan are discretionary and cannot be determined at this time.

ADOPTION OF PROPOSAL NO. 2

      We believe that our best interests will be served by the approval of Proposal No. 2.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF ADOPTION
OF THE 2007 INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 3)

     The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2007, subject to ratification by Stockholders and presents this selection to the Stockholders for ratification. If the Stockholders do not approve the appointment of Ernst & Young LLP, the solicitation of other independent auditors will be considered by the Audit Committee. Ernst & Young LLP has acted as our independent auditors since May 14, 2002.

     Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees

     The aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the years ended December 31, 2006 and 2005 were as follows:

Services Provided	Fee Amount
	2006	2005
Audit Fees(1)	$3,819,709	$3,845,834
Audit Related Fees(2)	$130,423	$103,565
Tax Fees(3)	$374,308	$137,785
All Other Fees(4)	$6,000	$10,000
Total	$4,330,440	$4,097,184

(1)	Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, the issuance of consents with respect to Registration Statements on Forms S-8, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)	Fees rendered for employee benefit plan audits.

(3)	Fees for services related to tax compliance, including consulting services, the preparation of tax returns, tax planning and, in 2006 only, advice on implementation of new standards for accounting for income taxes.

(4)	Software subscriptions.

Audit Committee Pre-Approval Procedures

     The 2006 and 2005 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services, which were approved by the Audit Committee, were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.

     The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve services is reported at the next scheduled Audit Committee meeting.

     We entered into an engagement letter with Ernst & Young LLP for its 2006 services, which, among other things, contains contractual provisions that subject the Company in certain instances to alternative dispute resolution procedures. It is anticipated that the services performed by Ernst & Young LLP for 2007 will be subject to a similar engagement letter.

ADOPTION OF PROPOSAL NO. 3

      We believe that our best interests will be served by the approval of Proposal No. 3.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.

     To our knowledge and based solely upon a review of such reports, during the fiscal year 2006 all such reports relating to share ownership were timely filed, except for one inadvertently filed late by Mr. Leicle E. Chesser regarding the surrender of restricted stock units granted to him under our LTIP and the award to him of restricted stock units under our Management Incentive Plans all pursuant to the terms of the Separation Agreement between him and us dated April 3, 2006. However, both such transactions were timely reported by us in a Form 8-K.

OTHER MATTERS

     Stockholder Proposals. Stockholders’ proposals must be received by us at our headquarters in Norwalk, Connecticut on or before January 2, 2008 in order to be considered for inclusion in next year’s proxy statement.

     Our bylaws set forth advance notice provisions and procedures to be followed by Stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the board. A Stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such Stockholder’s intent is given to our Corporate Secretary:

  not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or
  if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

     Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

     A Stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such stockholder’s intent to make such nomination is given to our Corporate Secretary:

  not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or
  if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

     Each such notice must set forth certain background and other information specified in the bylaws.

     The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in our proxy statement.

OTHER INFORMATION

     We will bear the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of $9,500, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

     The Board is aware of no other matters that are to be presented to the Stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

     Upon the written request of any Stockholder of record on April 24, 2007, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2006 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Sheldon I. Cammaker, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851.

BY ORDER OF THE BOARD OF DIRECTORS

SHELDON I. CAMMAKER Corporate Secretary

April 30, 2007

Exhibit A

EMCOR GROUP, INC.

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

     It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s Stockholders. In making this determination, the Board shall apply the following standards:

  A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.
  A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.
  A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.
  A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.
  A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.
  A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.
  A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.
  A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

      For purposes of these Guidelines, the term:

  “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers- in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.
  “Company” includes any parent or subsidiary in a consolidated group with the Company.
  “significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.

     The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.

     Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

Exhibit B

2007 INCENTIVE PLAN

1. Purpose of the Plan

     The purpose of the Plan is to aid the Company in recruiting and retaining directors and to aid the Company and its Affiliates in recruiting employees and to motivate such directors and employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such directors and employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least forty percent (40%).

(c)	“Award” means an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock- Based Award granted pursuant to the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means the occurrence of any of the following events:

(i) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company’s then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of voting common securities directly from the Company, other than upon the conversion of convertible debt securities or other securities and/or the exercise of options or warrants); or

(ii) any merger or other business combination involving the Company, sale of substantially all of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

(iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).

(f)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	“Committee” means the Compensation and Personnel Committee of the Board.

(h)	“Company” means EMCOR Group, Inc., a Delaware corporation.

(i)	“Effective Date” means the date the adoption of the Plan by the Board is approved by the Company’s stockholders.

(j)	“Exercise Price” means the purchase price per Share under the terms of an Option as determined pursuant to Section 6(a).

(k)	“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing prices of the Shares on The New York Stock Exchange or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on The New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(l)	“ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(e).

(m)	“Option” means a stock option granted pursuant to Section 6.

(n)	“Other Stock-Based Awards” means awards in respect of Shares granted pursuant to Section 9.

(o)	“Participant” means a director of the Company or an employee of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(p)	“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 9(b).

(q)	“Plan” means the 2005 Stock Incentive Plan, as amended from time to time.

(r)	“Restricted Stock” means any Share granted under Section 8.

(s)	“Shares” means shares of common stock of the Company, $.01 par value per share.

(t)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(u)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3. Shares Subject to the Plan

     The total number of Shares which may be issued under the Plan is 747,500. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan as applicable. Stock Appreciation Rights to be settled in Shares shall also reduce the total number of Shares available under the Plan regardless of the actual number of Shares issued upon settlement of the Stock Appreciation Rights. Shares which are subject to Awards which terminate or lapse without the payment of cash consideration or Shares may be granted again under the Plan.

4.	Administration

	(a)	The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof.

	(b)	Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

	(c)	The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award.

Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.	Limitations

	(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

	(b)	No Option or Stock Appreciation Right, once granted hereunder, may be repriced.

6.	Terms and Conditions of Options

     The maximum number of Shares covered by Options that may be awarded during any calendar year to any Participant shall be 200,000. Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Exercise Price. The Exercise Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than eight years after the date it is granted.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, at the election of the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

	(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be ISOs, unless the applicable Award agreement expressly states that the Option is intended to be a nonqualified stock option. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

	(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.	Terms and Conditions of Stock Appreciation Rights

	(a)	Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement). The maximum number of Shares covered by Stock Appreciation Rights that may be awarded during any calendar year to any Participant shall be 200,000.

	(b)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that, notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Exercise Price of the related Option. Stock Appreciation rights that may be settled, in whole or in part, in Shares may not be exerciseable more than eight years from the date of grant. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Exercise Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

	(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit provided that a Stock Appreciation Right may not be exercisable more than eight years from the date of grant.

8.	Restricted Stock

	(a)	Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

	(b)	Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

	(c)	Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

	(d)	Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 8 may, at the discretion of the Committee, be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to a such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) by the earlier of (A) 90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 9(b) below. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify.

9.	Other Stock-Based Awards

	(a)	Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares and may make awards of cash which are not in respect of Shares (“Cash Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) and Cash Awards upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards and Cash Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the amount of any Cash Award and/or number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock- Based Awards; and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Cash Awards and Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)	Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock- Based Awards granted under this Section 9 and performance-based grants of Shares of Restricted Stock and Cash Awards may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) by the earlier of (A)90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award. Notwithstanding the foregoing, the maximum amount of Performance-Based Awards that may be granted during a calendar year to any Participant shall be (x) with respect to Other Stock-Based Awards and Awards of Shares of Restricted Stock, that are denominated or payable in shares, 100,000 shares, (y) with respect to Other Stock-Based Awards that are not denominated or payable in shares, $5,000,000 and (z) with respect to Cash Awards, $3,000,000.

10. Vesting

     Notwithstanding anything to the contrary herein (other than the provisions of Section 11 hereof), no Award of Shares shall vest in full prior to three years from the date of grant thereof if a condition to such vesting is based, in whole or in part, upon the passage of time, and if the vesting of an Award of Shares is based, in whole or in part, upon the performance of the Company’s shares or any aspect of the Company’s operations, such performance shall be measured over a period of no less than one year from the grant of such Award.

11. Adjustments Upon Certain Events

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, as and in the manner and to the extent it deems to be equitable or appropriate, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock or Other Stock-Based Awards) may be granted during a calendar year to any Participant, (iii) the Exercise Price or exercise price of any Stock Appreciation Right and/or (iv) any other terms of the Awards that the Committee determines to be affected by the event.

(b)	Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (ii) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iv) provide that for a period of at least 30 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

12. No Right to Employment or Awards

     The granting of an Award under the Plan shall (a) impose no obligation on the Company or any Affiliate to continue the employment of a Participant who is an employee and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment of such Participant nor to continue a Participant who is a director as a director, or who hereafter becomes a director, and shall not lessen or affect the Company’s right to remove such director nor (b) confer on any director, or on any person who hereafter becomes a director, any right to continue to serve as a director. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13. Successors and Assigns

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14. Nontransferability of Awards

     Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15. Amendments or Termination

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of stockholders of the Company, if such action would (except as is provided in Section 11 of the Plan), (i) increase the total number of Shares reserved for the purposes of the Plan or the maximum number of Shares for which Awards may be granted to any Participant or (ii) materially modify requirements for participation in the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of stockholders of the Company (i) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights, (ii) to Section 6(a), relating to the exercise price of stock options, (iii) to Section 6(b), relating to the maximum option term of eight years, (iv) to Section 7(a), relating to the maximum Stock Appreciation Right term of eight years for Stock Appreciation Rights that may be settled in Shares, or (v) to Section 10, relating to vesting of Awards of Shares; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

16. International Participants

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

17. Choice of Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

18. Effectiveness of the Plan

     The Plan shall be effective as of the Effective Date.

           \/   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)   \/
--------------------------------------------------------------------------------

   PROXY                                                                PROXY

                          EMCOR GROUP, INC.

                   ANNUAL MEETING OF STOCKHOLDERS
                            JUNE 20, 2007

            The undersigned hereby appoints Frank T. MacInnis,  Sheldon I.
      Cammaker  and  Mark  A.  Pompa, and each of them, with full power to act  without  the  other  and with full  power of  substitution,  as proxies to represent and to vote, as directed herein, all shares the undersigned  is  entitled  to  vote  at the  annual  meeting  of the stockholders  of  EMCOR  Group,  Inc.  to be held  in the  Ballroom,
      Regency Hotel, 540 Park Avenue, New York, New York on Thursday, June
      20, 2007 at 10:00 A.M. (local time), and all adjournments thereof.

            PLEASE MARK,  DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND
      RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            UNLESS  OTHERWISE  MARKED,  THE  PROXIES  ARE  APPOINTED  WITH
      AUTHORITY  TO VOTE  "FOR"  ALL  NOMINEES  FOR  ELECTION,  "FOR"  THE
      2007 INCENTIVE PLAN, AND "FOR" THE APPOINTMENT OF ERNST & YOUNG  LLP
      AS INDEPENDENT AUDITORS.

      (Continued and to be signed on the reverse side.)

                     EMCOR GROUP, INC.
                     P.O. BOX 11343
                     NEW YORK, N.Y. 10203-0343

                                                  \/   DETACH PROXY CARD HERE   \/
------------------------------------------------------------------------------------------------------------------------------------

                                                            PROXY BY MAIL
SIGN, DATE AND RETURN THE              [X]
PROXY CARD PROMPTLY USING    Votes must be indicated
THE ENCLOSED ENVELOPE.      (x) in Black or Blue Ink.

BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1, AND "FOR" ITEMS 2 AND 3.

1. ELECTION OF DIRECTORS
                                                                                                             FOR    AGAINST  ABSTAIN
FOR all nominees  _       WITHHOLD AUTHORITY to vote      _                   _                               _        _        _
listed below     |_|      for all nominees listed below  |_|     EXCEPTIONS  |_|    2. Approval of the       |_|      |_|      |_|
                                                                                       2007 Incentive
Nominees: F. MacInnis, S. Bershad, D. Brown, L. Bump, A. Fried, R. Hamm, M. Yonker     Plan.
(INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the
"Exceptions" box and write that nominee's name in the space provided below.)                                  _        _        _
                                                                                    3. Appointment of        |_|      |_|      |_|
----------------------------------------------------------------------------------     Ernst & Young as
                                                                                       Independent Auditors.

                                                                                                              _
                                                                                    To change your address,  |_|
                                                                                    please mark this box.

                                                                                                              _
                                                                                    To include any comments, |_|
----------------------------------------------------------------------------------  please mark this box.

                                                                                    Sign, Date and Return the
                                                                                    Proxy Card Promptly Using
                                                                                    the Enclosed Envelope

SHARE OWNER SIGN HERE _____________________________________ CO-OWNER SIGN HERE __________________________________ DATE______________

In their discretion to vote upon other matters that may properly come before the meeting. Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.